                                                                   EXHIBIT 10.53
                           FIVE YEAR CREDIT AGREEMENT

DATED EFFECTIVE AS OF:        JULY 8, 2004

PARTIES:                      ALBERTSON'S, INC.                     ("BORROWER")

AND:                          U.S. BANK NATIONAL ASSOCIATION          ("LENDER")

                                    ARTICLE I
                               CERTAIN DEFINITIONS

      1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

      "Access Laws" means the Americans With Disabilities Act of 1990; the Fair Housing Amendments Act of 1988; all other federal, state and local laws or ordinances related to disabled access; and all statutes, rules, regulations, ordinances, orders of governmental bodies and regulatory agencies and orders and decrees of any court adopted, enacted or issued with respect thereto; all as now existing or hereafter amended or adopted.

      "Acquired Indebtedness" means unsecured indebtedness of any Person (a) that is existing at the time such Person is acquired by, or merged or consolidated with or into, Borrower or a Subsidiary of Borrower, and (b) that is not created in contemplation of such event.

      "Adjusted Consolidated Funded Indebtedness" means the sum of (without duplication) Consolidated Funded Indebtedness as of any date plus an amount equal to (i) Consolidated Lease Payments for which Borrower or any of its Subsidiaries is obligated during the period of four consecutive fiscal quarters of Borrower ended as of such date or most recently prior thereto times (ii) 8.

      "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

      "Aggregate Commitment" means the Commitment of Lender under Section 3.1 in the maximum aggregate principal amount at any time outstanding of $100,000,000, as reduced from time to time pursuant to the terms of this Agreement, and as may be amended subsequent to this Agreement.

      "Agreement" means this Credit Agreement.

      "Applicable Rate" means from time to time, the following percentages per annum based upon the Indebtedness Ratings as set forth below:

                                                                          APPLICABLE RATE WITH RESPECT
                                                                                        TO:
                                                                         ------------------------------
 PRICING              INDEBTEDNESS RATINGS                                                    LIBOR
  LEVEL                   S&P/MOODY'S                                     FACILITY FEE       RATE LOANS
-------------------------------------------------------------------------------------------------------
    1      Greater than or equal to A-/A1                                   0.090%             0.285%
    2      Greater than or equal to BBB+/Baa1 but less than A-/A1           0.120%             0.380%
    3      Greater than or equal to BBB/Baa2 but less than BBB+/Baa1        0.150%             0.475%
    4      Greater than or equal to BBB-/Baa3 but less than BBB/Baa2        0.200%             0.800%
    5      Less than BBB-/Baa3                                              0.250%             1.125%

provided that (a) if a Indebtedness Rating is issued by each of S&P and Moody's, then the higher of such Indebtedness Ratings shall apply (with the Indebtedness Rating for Pricing Level 1 being the highest and the Indebtedness Rating for Pricing Level 5 being the lowest), unless there is a split in Indebtedness Ratings of more than one Indebtedness Rating, in which case the Pricing Level that is one level higher than the Pricing Level of the lower Indebtedness Rating shall apply and (b) if a Indebtedness Rating is issued by only one of S&P or Moody's, such Indebtedness Rating shall apply. Initially, the Applicable Rate shall be determined based upon the Indebtedness Ratings on the Closing Date as evidenced pursuant to Section 7.1(i). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Indebtedness Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

FIVE YEAR CREDIT AGREEMENT                                                Page 1

      "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or external counsel.

      "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

      "Audited Financial Statements" means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended January 29, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Borrower and its Subsidiaries, including the notes thereto.

      Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, and (b) the date of the Revolving Loan Termination Date.

      "Basis Points" means the mathematical expression of one percent expressed in terms of 100 basis points being equal to one percent.

      "Borrower" means Albertson's, Inc. a Delaware corporation.

      "Borrower's Authorized Representative" means any one of those persons identified by Borrower to Lender on Exhibit A attached hereto and made part hereof and any other persons in writing from time to time.

      "Borrowing Date" means any date on which a Revolving Advance occurs under
Article III.

      "Business Day" means a day that commercial banks are open for business in Boise, Idaho.

      "Change of Control" means an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

            (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above continuing at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

      "Closing Date" means July 8, 2004.

      "Code" means the Internal Revenue Code of 1986.

      "Commitment" means Lender's agreement to make loans under Section 3.1.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit B.

      "Consolidated EBITDAR" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income before One Time Charges for such period plus (a) the following (without duplication) to the extent deducted in calculating such Consolidated Net Income:
(i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period, (iv) Consolidated Lease Payments for such period, and (v) without duplication of One Time Charges deducted from Consolidated Net Income, other non-recurring expenses of Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in

FIVE YEAR CREDIT AGREEMENT                                                Page 2
such period, and minus (b) the following (without duplication) to the extent added or not deducted in calculating such Consolidated Net Income: (w) cash One Time Charges for such period, (x) all non-recurring, non-cash items increasing Consolidated Net Income for such period, (y) the amount of any cash expenditures made during such period related either to (A) non-cash One Time Charges excluded from Consolidated Net Income in computing Consolidated EBITDAR during any prior period or (B) non-cash, non-recurring expenses added back to Consolidated Net Income under clause (a)(v) above in computing Consolidated EBITDAR during any prior period and (z) non-cash extraordinary gains during such period.

      "Consolidated Funded Indebtedness" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments and including, without limitation, any convertible or exchangeable debentures or other debt securities with equity features prior to their conversion into or exchange for equity, (b) all purchase money indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances and bank guaranties, other than Non-Financial Letters of Credit, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Borrower or such Subsidiary.

      "Consolidated Interest Charges" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of (a) all interest, premium payments, debt discounts, fees, charges and related expenses of Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, net of interest income, (b) the portion of rent expense of Borrower and its Subsidiaries with respect to such period under capitalized leases that is treated as interest in accordance with GAAP, (c) any construction period interest paid and capitalized; (d) the amount of payments in respect of Synthetic Lease Obligations that are in the nature of interest, whether or not treated as interest in accordance with GAAP, and (e) any coupon payments paid in cash or accrued with respect to the Senior Notes and the related purchase contracts, whether or not treated as interest in accordance with GAAP.

      "Consolidated Lease Payments" means, for any period, for Borrower and its Subsidiaries on a consolidated basis the aggregate rental or lease expense (including any contingent or percentage rental expense and any rent offsets, as applicable) for the applicable period in respect of all rent and lease obligations under all operating leases for real or personal property, excluding all payments in respect of capital leases constituting Consolidated Interest Charges or Indebtedness or in respect of Synthetic Lease Obligations, minus any rental income of Borrower and its Subsidiaries on a consolidated basis for such period (including licensee related income from licensees operating on the store premises of Borrower and its Subsidiaries).

      "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Adjusted Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDAR for the period of four fiscal quarters of Borrower most recently ended for which Borrower has delivered financial statements pursuant to
Section 9.1(a) or (b).

      "Consolidated Net Income" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the net income of Borrower and its Subsidiaries for that period.

      "Consolidated Subsidiaries" means at any date any Subsidiary or other Person the accounts of which would be consolidated with those of Borrower in its consolidated financial statements as of such date.

      "Continuing Reimbursement Agreement for Letters of Credit" means the agreement substantially in the form of Exhibit C attached hereto and made part hereof.

      "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any Event of Default or any event which with the giving of notice or the passage of time, or both, if not cured, would constitute an Event of Default.

FIVE YEAR CREDIT AGREEMENT                                                Page 3

      "Default Rate" means Lender's Prime Rate.

      "Disposal" or "Disposition" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

      "Environmental Laws" means all local, state or federal laws, rules, regulations, or ordinances pertaining to Hazardous Substances and environmental regulation, contamination or clean-up including, without limitation, the federal statutes commonly known as CERCLA and RCRA and all other federal or state lien or environmental clean-up statutes, all as now existing or hereafter amended or adopted.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is under common control with Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial withdrawal (as defined in Section 4203 or 4205, respectively, of ERISA) by Borrower or any ERISA Affiliate from a Multiemployer Plan or the receipt by Borrower or any ERISA Affiliate of notification that a Multiemployer Plan is in reorganization; (d) the filing with the PBGC of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

      "Exchange Act" means the Securities Exchange Act of 1934.

      "Existing Credit Facilities" means the credit facilities described in
Article II of this Agreement.

      "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of the following (in each case for the period of four fiscal quarters of Borrower most recently ended for which Borrower has delivered financial statements pursuant to Section 9.1(a) or (b)): (a) Consolidated EBITDAR for such period to (b) the sum of (i) Consolidated Interest Charges for such period plus
(ii) Consolidated Lease Payments for such period.

      "FRB" means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

      "GAAP" means generally accepted accounting principles consistently applied. The definition of any accounting term used in this Agreement that is not specifically defined shall be the GAAP definition therefor.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

FIVE YEAR CREDIT AGREEMENT                                                Page 4

      "Hazardous Substances" means (a) any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, or a hazardous, toxic or radioactive substance (or designated by any similar term) by or for purposes of any applicable Environmental Law; (b) asbestos and any substance or compound containing asbestos; and (c) any other hazardous, toxic or dangerous waste, substance or material, including but not limited to gasoline, crude oil, fuel oil, diesel oil, and any other related petroleum products.

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all indebtedness for borrowed money and all obligations evidenced by notes, bonds, debentures or similar instruments;

            (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties and similar instruments, other than Non-Financial Letters of Credit;

            (c)   net obligations of such Person under any Swap Contract;

            (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

            (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (f)   capital leases and Synthetic Lease Obligations; and

            (g) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "Indebtedness Rating" means the long-term unsecured senior, non-credit enhanced rating of Borrower by Standard & Poor's Ratings Group or Moody's Investor Service Inc. (in the case of a split rating, the higher rating will apply, unless the split results in a difference of more than one rating, in which case the rating one rating below the highest rating will apply).

      "Independent Auditor" has the meaning specified in subsection 9.1(a).

      "Interest Payment Date" means (a) as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any other Loan, the last Business Day of each March, June, September and December and the Maturity Date.

      "Interest Period" means as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or (in the case of any LIBOR Rate
Loan) converted to or continued as a LIBOR Rate Loan and ending on the date one week, or one, three, or six months thereafter, as selected by Borrower in its Notice of Borrowing, provided that:

            (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day.

            (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (c)   no Interest Period shall extend beyond the Maturity Date.

      "L/C Agreement" means the Continuing Reimbursement Agreement for Letters of Credit dated January 7, 2003.

FIVE YEAR CREDIT AGREEMENT                                                Page 5

      "L/C Termination Date" means July 7, 2005, unless renewed, extended, or modified.

      "Law(s)" means collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "Lender" means U.S. Bank National Association.

      "Lender's Authorized Representative" means any vice president or assistant relationship manager in the Commercial Banking Department of Lender.

      "LIBOR Rate" means the asking price per annum for U.S. Dollar denominated deposits in the London, England interbank market as such price is presented to Lender by Dow, Jones & Company through its Dow Jones Telerate, Inc. subsidiary or a similar quote reporting service.

      "LIBOR Rate Loan(s)" means any Revolving Loan to which a LIBOR Rate applies.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any capital, synthetic, off-balance sheet or tax retention lease having substantially the same economic effect as any of the foregoing).

      "Loan Documents" means this Agreement, the Notes, and all other documents and instruments attached hereto, referred to herein or heretofore, contemporaneously herewith or hereafter executed or delivered to Lender by any Person in connection with the indebtedness of Borrower to Lender hereunder.

      "Loan Party" means each party hereto other than Lender.

      "Loans" means the Revolving Loans under Article III.

      "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

      "Markus-Stiftung Stock Agreement" means the agreement dated February 15, 1980, among Borrower, Theo Albrecht Stiftung (now known as Markus-Stiftung) and Theo Albrecht, as amended by the First Amendment thereto dated as of April 11, 1984, the Second Amendment thereto dated as of September 25, 1989, and the Third Amendment thereto dated as of December 5, 1994 and any successor agreement.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities or financial condition (financial or otherwise) of Borrower and its Consolidated Subsidiaries taken as a whole; (b) a material impairment of the ability of Borrower to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

      "Material Subsidiary" means (a) each Subsidiary of the Borrower whose assets equal or exceed 5% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the end of the most recent fiscal year of the Borrower for which consolidating Subsidiary asset numbers are available, and (b) each Subsidiary whose assets, when combined with the assets of each other Subsidiary that has previously entered into any Contractual Obligation that contains a provision described in Section 10.5, would exceed 15% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the end of the most recent fiscal year of the Borrower for which consolidating Subsidiary asset numbers are available.

      "Maturity Date" means July 7, 2009.

      "Maximum Letter of Credit Amount" means $50,000,000.

      "Maximum Revolving Loan Amount" means $100,000,000.

      "Multiemployer Plan" means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Multi-Year Credit Agreement" means the agreement of that title dated March 22, 2000.

FIVE YEAR CREDIT AGREEMENT                                                Page 6

      "New Five Year Credit Agreement" means the Five Year Credit Agreement dated June 17, 2004, among Borrower, Bank of America, N.A., as Administrative Agent, and other named lenders.

      "New Five Year Credit Agreement Committed Loan" means an extension of credit under Section 2.01 of the New Five Year Credit Agreement.

      "New 364-Day Credit Agreement" means the 364-Day Credit Agreement dated June 17, 2004, among Borrower, Bank of America, N.A., as Administrative Agent, and other named lenders.

      "New 364-Day Credit Agreement Committed Loan" means an extension of credit under Article II of the New 364-Day Credit Agreement.

      "Non-Financial Letters of Credit" means letters of credit securing trade payables or non-financial performance obligations (including self-insurance).

      "Non-Recourse Acquired Indebtedness" means Acquired Indebtedness of any Person that is not Guaranteed by Borrower or any of its Subsidiaries (other than Subsidiaries of Borrower that were also acquired at the time of, and as part of, the acquisition of such Person (each, with respect to any particular acquisition, an "Acquired Person")), but only so long as no such Acquired Person is subject to any Contractual Obligation with respect to the creation or incurrence of indebtedness that contains any provision that (a) limits the ability of Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property owned by such Person, (b) in the event that such Acquired Indebtedness is in a maximum principal amount in excess of the Threshold Amount, requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, or (c) would, if it were entered into by Borrower or a Subsidiary during the term of this Agreement, violate the provisions of Section 10.5.

      "Note(s)" means the Revolving Note and the Continuing Reimbursement Agreement for Letters of Credit.

      "Notice of Borrowing" means a notice in substantially the form of Exhibit
D.

      "Obligation" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by Borrower to Lender, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

      "One Time Charges" means unusual material charges or credits against earnings which Borrower separately discloses in the discussion of the "Results of Operations" (including but not limited to merger related charges, restructuring charges, gains or losses from the disposition of assets and accounting changes).

      "Outstanding Amount of Lender's Revolving Loans" means the aggregate outstanding principal amount under this Agreement, thereof on any date after giving effect to any borrowings and prepayments or repayments of Revolving Loans.

      "Outstanding Amount of Committed Loans" means, with respect to New Five Year Credit Agreement Committed Loans and New 364-Day Credit Agreement Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of either or both of them, as the case may be, occurring on such date.

      "Overnight Borrowing" means a short-term loan that must be repaid by Borrower on the Business Day following the Business Day in which it is borrowed.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Person" means an individual or entity, including without limitation a corporation, general or limited partnership, limited liability company, trust, unincorporated association, government or government agency.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Prime Rate" means Lender's rate of interest publicly announced from time to time as its "Prime Rate."

FIVE YEAR CREDIT AGREEMENT                                                Page 7

      "Pro Rata Loan Balance" means the percentage ratio between: (a) the percentage calculated by dividing the Aggregate Commitment by the sum of the Aggregate Commitment and the Aggregate Commitments under, and as defined in the New 364-Day Credit Agreement and the New Five Year Credit Agreement; and (b) the percentage calculated by dividing the sum of the Aggregate Commitments under, and as defined in the New 364-Day Credit Agreement and the New Five Year Credit Agreement by the sum of the Aggregate Commitment and the Aggregate Commitments under, and as defined in the New 364-Day Credit Agreement and the New Five Year Credit Agreement. By way of example only, such percentages would be based on the following calculations: (a) the Aggregate Commitment ($100 million) divided by the sum of the Aggregate Commitment and the Aggregate Commitments under, and as defined in the New 364-Day Credit Agreement and the New Five Year Credit Agreement ($100 million + $1.3 billion = $1.4 billion) = 7.14285%; (b) the sum of the Aggregate Commitments under, and as defined in the New 364-Day Credit Agreement and the New Five Year Credit Agreement ($1.3 billion) divided by the sum of the Aggregate Commitment and the Aggregate Commitments under, and as defined in the New 364-Day Credit Agreement and the New Five Year Credit Agreement ($100 million + $1.3 billion = $1.4 billion) = 92.85715%. The Pro Rata Loan Balance based on such calculations would be 7.14285% to 92.85715%.

      "Responsible Officer" means, as to any Person, the chief executive officer, the chief financial officer, or the treasurer or the president of such Person, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other officer having substantially the same authority and responsibility.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

      "Revolving Advance" means a loan advance under Section 3.1.

      "Revolving Loan Termination Date" means the earlier of July 7, 2009, and the date Lender demands payment in full of the then outstanding balance of the Revolving Note.

      "Revolving Loans" means loans pursuant to Article III.

      "Revolving Note" means the promissory note referred to in Section 3.3 hereafter.

      "SEC" means the Securities and Exchange Commission.

      "Senior Notes" means the Indebtedness in the form of notes issued on May 7, 2004 and June 2, 2004 by Borrower in the initial principal amount of $1,150,000,000 pursuant to that certain Indenture dated as of May 1, 1992 by and between Borrower and U.S. Bank Trust National Association, as amended and supplemented by that certain Supplemental Indenture No. 1 thereto dated as of May 7, 2004.

      "Subsidiary" of a Person means any corporation or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Borrower.

      "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

      "Swap Contracts" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do

FIVE YEAR CREDIT AGREEMENT                                                Page 8
not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "Threshold Amount" means $50,000,000.

      "Total Outstandings" means the aggregate Outstanding Amount of Lender's Revolving Loans.

      "Unfunded Pension Liability" means the excess of the present value of a Pension Plan's vested and unvested accrued benefits over the fair market value of that Pension Plan's assets, with such liabilities and assets determined as of the most recent valuation date for such Pension Plan for which a valuation is available in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code.

      "USBTS-Hong Kong" means U.S. Bank Trade Services - Hong Kong.

      1.2 COVENANT ACQUISITION ADJUSTMENTS. Except as otherwise provided herein, with respect to the calculation of the financial covenant pursuant to
Section 10.7(b) that includes a period (or a portion of a period) prior to the date of the consummation of any acquisition of any Person or substantially all the assets of any Person, references to "the Borrower and its Subsidiaries" shall include each acquired Person, and all such acquired assets and liabilities from any Person, as if the acquisition had been consummated on the first day of any such period of measurement.

                                   ARTICLE II
                           EXISTING CREDIT FACILITIES

      2.1 DOCUMENTS. Borrower and Lender are parties to the Continuing Reimbursement Agreement for Letters of Credit.

      2.2 OTHER FACILITIES. The rights and obligations of the parties pursuant to the Multi-Year Credit Agreement dated March 22, 2000, and the Credit Agreement dated as of February 13, 2004, between Borrower and Lender are hereby terminated.

                                   ARTICLE III
                            REVOLVING LOANS FIVE YEAR

      3.1 MAXIMUM AMOUNT. Subject to the terms and conditions of this Agreement, Lender agrees to make loans to Borrower from time to time on a revolving credit basis (each a "Revolving Advance", collectively, "Revolving Loans"), provided that the aggregate principal amount of outstanding Revolving Loans shall at no time exceed the Maximum Revolving Loan Amount or the Pro Rata Loan Balance, although Borrower shall have ten (10) days to maintain compliance with the Pro Rata Loan Balance. The availability of Revolving Advances shall terminate on the Revolving Loan Termination Date.

      3.2 USE OF PROCEEDS. Borrower shall use the proceeds of the Revolving Loans for commercial paper back-up liquidity, working capital, capital expenditures and other lawful purposes.

      3.3 REVOLVING NOTE. The Revolving Loans shall be evidenced by a promissory note executed by Borrower in the principal amount of $100,000,000 substantially in the form attached as Exhibit E ("Revolving Note"). The Revolving Loans shall be subject to all terms and conditions of the Revolving Note and of this Agreement.

      3.4 INTEREST. Interest on the unpaid principal balance of the Revolving Note shall be due and payable at the times and at the rates set forth in the Revolving Note.

      3.5 PRINCIPAL PAYMENTS. The principal balance of the Revolving Note shall be due and payable on the date indicated on the Revolving Note or if none, the Revolving Loan Termination Date.

      3.6 ADDITIONAL PAYMENTS. In addition to the payments otherwise required on the Revolving Note, if at any time the outstanding principal balance of the Revolving Note exceeds the Maximum Revolving Loan Amount or the Pro Rata Balance for more than ten (10) days, Borrower shall pay to Lender on demand an amount equal to the amount by which such principal balance exceeds the Maximum Revolving Loan Amount or the Pro Rata Balance.

      3.7 REQUESTS FOR REVOLVING ADVANCES. Whenever Borrower wishes to request a Revolving Advance, Borrower shall give Lender notice thereof in accordance with the Notice of Borrowing.

      3.8 OVERNIGHT BORROWING. Of the Revolving Loans, Borrower may request a Revolving Advance of up to $100,000,000 (so long as the amount requested is available to be borrowed at the time of the request) for the purpose of an Overnight Borrowing.

FIVE YEAR CREDIT AGREEMENT                                                Page 9

            3.8.1 INTEREST RATE FOR OVERNIGHT BORROWING. The applicable interest rate for Overnight Borrowing shall be as set forth in the Revolving Note.

            3.8.2 REQUESTS FOR OVERNIGHT BORROWING. Borrower must request an Overnight Borrowing between 9 a.m. and 3 p.m., Mountain Time, on a Business Day, by either telephonic or facsimile communication to Lender's Authorized Representative, originated or signed by Borrower's Authorized Representative.

                                   ARTICLE IV
                                    LOAN FEES

      Borrower shall pay to Lender the following fees:

      4.1 FACILITY FEE. Borrower shall pay to Lender a facility fee (the "Facility Fee") equal to the Applicable Rate with respect to the Facility Fee times the actual daily amount of the Aggregate Commitment (or, if the Aggregate Commitment has terminated, on the Outstanding Amount of All Revolving Loans), regardless of usage. The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as any Revolving Loans remain outstanding), including at any time during which one or more of the conditions in Article VII is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commending with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate with respect to the Facility Fee during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate with respect to the Facility Fee separately for each period during such quarter that such Applicable Rate was in effect.

      4.2 UTILIZATION FEE. Borrower shall pay to Lender a utilization fee (the "Utilization Fee") of 0.25% per annum times the Total Outstandings on each day that the (i) the Total Outstandings under this Agreement plus (ii) the "Total Outstandings" under, and as defined in, the New Five Year Credit Agreement under this Agreement plus (iii) the "Total Outstandings" under, and as defined in, the New 364-Day Credit Agreement exceed 50% of the actual daily amount of (x) the Aggregate Commitments under this Agreement plus (y) the "Aggregate Commitments" under, and as defined in, the New Five Year Credit Agreement under this Agreement plus (z) the "Aggregate Commitments" under, and as defined in the 364-Day Credit Agreement then in effect (or, in each case, if terminated, in effect immediately prior to such termination). The Utilization Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The Utilization Fee shall be calculated quarterly in arrears. The Utilization Fee shall accrue at all times, including at any time during which one or more of the conditions in Article VII is not met.

      4.3   Up-front fee of $115,555, payable on the Closing Date.

                                    ARTICLE V
                                LETTERS OF CREDIT

      5.1 MAXIMUM AMOUNT OF CREDITS. Subject to the terms and conditions of this Agreement, Lender in its sole discretion and at its sole option may issue one or more standby and/or commercial Letters of Credit for the account of Borrower (each a "Letter of Credit"), provided that the L/C Outstandings shall not exceed at any one time the Maximum Letter of Credit Amount.

      5.2 USE OF LETTERS OF CREDIT. Borrower shall use the letters of credit to support performance bonds, to process import transactions, or for other lawful purposes.

      5.3 L/C AGREEMENT. Borrower has executed or will execute contemporaneously with this Agreement the L/C Agreement.

      5.4 L/C APPLICATIONS. Whenever Borrower wishes to request the issuance of a Letter of Credit, Borrower shall execute and deliver to Lender an application therefor in Lender's standard form, appropriately completed with all required information (an "L/C Application"). Each Letter of Credit shall be subject to all terms and conditions of this Agreement, the L/C Agreement, and the applicable L/C Application. In the event of any express conflict between the terms of this Agreement and of the L/C Agreement and the L/C Application, the terms of this Agreement shall control.

      5.5 EXPIRY DATE. No Letter of Credit shall be issued on or after the L/C Termination Date. Each Letter of Credit shall have an expiration date no later than 365 days after the L/C Termination Date. Drafts drawn under a Letter of Credit may be sight drafts or time drafts; provided, however, that no draft shall have a maturity date later than 365 days after the L/C Termination Date.

FIVE YEAR CREDIT AGREEMENT                                               Page 10

      5.6 REIMBURSEMENT. Borrower hereby agrees to reimburse Lender an amount equal to the face amount of each draft drawn under each Letter of Credit in accordance with the terms of such Letter of Credit and the applicable L/C Agreement. Notwithstanding the terms of any L/C Agreement, in the event Borrower fails to pay Lender in accordance with the terms of any L/C Agreement, Borrower agrees to pay to Lender on demand interest on all amounts due under such Letter of Credit at the Default Rate.

      5.7 CERTAIN FEES. In addition to any other fees set forth herein, Borrower agrees to pay to Lender on demand:

            5.7.1 With respect to each Letter of Credit and each draft drawn thereunder, Lender's customary issuance fees, processing fees, negotiation commissions and acceptance fees, as applicable.

            5.7.2 With respect to each commercial Letter of Credit issued through USBTS-Hong Kong, and each draft drawn thereunder, Lender's customary issuance fees, negotiation commissions and acceptance fees, as applicable, but no processing fee.

            5.7.3 With respect to each Commercial Letter of Credit not issued through USBTS-Hong Kong, and each draft drawn thereunder, Lender's customary issuance fees, negotiation commissions and acceptance fees, as applicable, and a processing fee of 12.5 Basis Points or $35, whichever is more, payable at the time of drawing by the beneficiary.

            5.7.4 With respect to each standby Letter of Credit, an issuing fee equal to the Applicable Rate calculated from and including the date of issuance (or date of renewal or extension if any) thereof to the expiry date thereof on the basis of actual days divided by 360.

                                   ARTICLE VI
            ADDITIONAL TERMS APPLICABLE TO CERTAIN CREDIT FACILITIES

      6.1 REPRESENTATION AND WARRANTY OF CREDIT AVAILABILITY. Each request by Borrower for A Revolving Advance or Letter of Credit shall be deemed to be its representation and warranty that (a) such Revolving Advance or issuing such Letter of Credit may be made without exceeding the applicable maximum amount determined in accordance with the provisions of this Agreement, (b) no Default has occurred, or will occur as a result of making such Revolving Advance or issuing such Letter of Credit, and (c) all representations and warranties set forth in this Agreement are true, accurate and complete as of the date of such request (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

      7.1 CONDITIONS OF INITIAL LOANS. The obligations of Lender to make its initial Revolving Advance is subject to the condition that Lender shall have received on or before the Closing Date all of the following, in form and substance satisfactory to Lender:

            (a) CREDIT AGREEMENT AND NOTES. This Agreement and the Notes executed by Borrower;

            (b)   RESOLUTIONS; INCUMBENCY.

                  1. Copies of the resolutions of the board of directors of Borrower authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of Borrower; and

                  2. A Certificate of the Secretary or Assistant Secretary of Borrower, dated the Closing Date, certifying the names, titles and true signatures of the officers of Borrower (with the exception of Felicia Thornton whose true signature will be certified by no later than July 31, 2004) authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

            (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

                  1. the articles or certificate of incorporation and the bylaws of Borrower as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of Borrower as of the Closing Date; and

FIVE YEAR CREDIT AGREEMENT                                               Page 11

                  2. good standing certificates for Borrower from the Secretary of State (or similar applicable governmental authority) of its state of incorporation and the state of its principal offices;

            (d)   LEGAL OPINIONS.

                  1. a favorable opinion of the Executive Vice President and General Counsel to Borrower, dated as of the Closing Date and addressed to Lender, as to the matters set forth in Exhibit F; and

                  2. a copy of a favorable opinion from Jones Day, counsel to Borrower, not directed to Lender but to the lenders providing the New Five Year Credit Agreement and the New 364-Day Credit Agreement.

            (e) PAYMENT OF FEES. Evidence of payment by Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Borrower's promise under this subsection (e) to pay Attorney Costs incurred or to be incurred by it through the closing proceedings including any such costs, fees and expenses arising under or referenced in Section 13.5;

            (f) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                  1. the representations and warranties contained in Article VIII are true and correct on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date; and except that the representation and warranty shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered, and to the most recent Form 10-K or 10-Q filed by Borrower with the SEC, in respect of the representations and warranties made in Article VIII Sections 8.5 and 8.10);

                  2. no Default or Event of Default exists or would result from the initial Borrowing; and

                  3. there has occurred since the date of the most recent Form 10-K or other public disclosure documents filed by Borrower with the SEC prior to the Closing Date (to the extent any such event or circumstance is disclosed in such document), no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

            (g) DOCUMENTS AND ACTIONS RELATING TO THE NEW FIVE YEAR CREDIT AGREEMENT AND NEW 364-DAY CREDIT AGREEMENT. A certificate of a Responsible Officer of Borrower certifying that there are no defaults in payment and performance of the New Five Year Credit Agreement and New 364-Day Credit Agreement in accordance with the terms and conditions thereof; and

            (h) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as Lender may reasonably request.

            (i) INDEBTEDNESS RATINGS. Evidence of the current Indebtedness Ratings, which shall not be less than BBB- from S&P and Baa3 from Moody's.

            (j) CLOSINGS AND TERMINATIONS. Evidence that Borrower has closed its New Five Year Credit Agreement and New 364-Day Credit Agreement and terminated the Multi-Year Credit Agreement and its Credit Agreement with Lender dated February 13, 2004.

      7.2 CONDITIONS TO ALL BORROWINGS. The obligation of Lender to make any Revolving Loan or issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

            (a) NOTICE OF BORROWING. As to any Loan, Lender shall have received a Notice of Borrowing;

            (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article VIII shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date; and except that this subsection (b) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered, and to the most recent Form 10-K or 10-Q filed by Borrower with the SEC, in respect of the representations and warranties made in Section VIII Sections 8.5 and 8.10);

            (c) NO MATERIAL ADVERSE EFFECT. There has occurred since the date of the most recent Form 10-K or other public disclosure document filed by Borrower with the SEC prior to the Closing Date (to the extent any such event or circumstance is disclosed in such document), no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

FIVE YEAR CREDIT AGREEMENT                                               Page 12

            (d) NO EXISTING DEFAULT. No default or Event of Default shall exist or shall result from such Borrowing.

      Each Notice of Borrowing submitted by Borrower hereunder shall constitute a representation and warranty by Borrower hereunder, as of the date of each such notice or request and as of each Borrowing Date, that the conditions in this
Section 7.2 are satisfied.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

      Borrower hereby represents and warrants:

      8.1 CORPORATE EXISTENCE AND POWER. It is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      8.2 SUBSIDIARIES. Each of Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      8.3 CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by Borrower of the Loan Documents are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or result in the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries.

      8.4 BINDING EFFECT. This Agreement and each other Loan Document to which Borrower is a party constitutes a valid and binding agreement of Borrower, and each Note and Loan Document, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms.

      8.5 LITIGATION. Except as disclosed in Borrower's most recent Form 10-K or other public disclosure, there is no action, suit or proceeding pending against, or to the knowledge of Borrower threatened against or affecting, Borrower or any of its Subsidiaries before any court or arbitrator or any Governmental Authority in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect.

      8.6   ERISA COMPLIANCE.

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto or the remedial amendment period for filing such an application with the IRS for such a letter has expired, and, to the knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required material contributions to each Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the knowledge of Borrower, threatened claims (other than routine claims for benefits), actions or lawsuits, or any investigations or audits by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no nonexempt prohibited transaction under Section 406 of ERISA or 4975 of the Code or violation of the fiduciary responsibility rules under ERISA with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No material ERISA Event has occurred or is reasonably expected to occur; (ii) the Unfunded Pension Liabilities of all Pension Plans does not exceed $400,000,000 on an aggregate basis; and (iii) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      8.7 USE OF PROCEEDS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 3.2 and Section 5.2.

      8.8 TITLE TO PROPERTIES; LIENS. Borrower and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property of Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted under Section 10.1.

FIVE YEAR CREDIT AGREEMENT                                               Page 13

      8.9 TAXES. Borrower and its Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Borrower or any Subsidiary, other than any such taxes being contested in good faith and for which appropriate reserves have been established on the books and records of Borrower in accordance with GAAP. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of Borrower, adequate.

      8.10 FINANCIAL INFORMATION. The most recent consolidated balance sheet of Borrower and its Consolidated Subsidiaries and the related consolidated statements of earnings, cash flows and stockholders' equity for the fiscal year then ended, reported on by Deloitte & Touche and set forth or as incorporated by reference in Borrower's most recent Form 10-K, a copy of which has been delivered to Lender, fairly represent, in conformity with GAAP, the consolidated financial position of Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

      8.11 ENVIRONMENTAL MATTERS. In the ordinary course of its business, Borrower considers the effect of Environmental Laws on the business, operations and properties of Borrower and its Subsidiaries as such business, operations and properties exist at the time. On this basis, Borrower has reasonably concluded that Environmental Laws at the time in effect are unlikely to have a Material Adverse Effect.

      8.12 REGULATED ENTITIES. Borrower is not an "Investment Company" within the meaning of the Investment Company Act of 1940. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

      8.13 INSURANCE. The properties of Borrower and its Consolidated Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles (and with such risk retention) and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates.

      8.14 ACCESS LAWS. Borrower and its Consolidated Subsidiaries are to the best of Borrower's knowledge and belief, not in violation of any Access Laws applicable to their operations to the extent that there is a reasonable possibility of an adverse decision or decisions which separately or together could have a Material Adverse Effect.

      8.15 DISCLOSURE. All information heretofore furnished by Borrower to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Borrower to Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified.

                                   ARTICLE IX
                              AFFIRMATIVE COVENANTS

      So long as Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, Borrower shall, and shall (except in the case of the covenants set forth in Sections 9.1, 9.2, 9.3, and 9.11) cause each Subsidiary to:

      9.1 FINANCIAL STATEMENTS. Deliver to Lender, in form and detail satisfactory to Lender:

            (a) as soon as available, but in any event within 100 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

            (b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly representing the financial condition, results of operations, shareholders' equity and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

FIVE YEAR CREDIT AGREEMENT                                               Page 14

      9.2 CERTIFICATES, OTHER INFORMATION. Deliver to Lender, in form and detail satisfactory to Lender:

            (a) concurrently with the delivery of the financial statements referred to in Section 9.1(a), a certifiable of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

            (b) concurrently with the delivery of the financial statements referred to in Sections 9.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower, provided that the Compliance Certificate is delivered with the annual financial statements referred to in
Section 9.1(a) shall in all cases include a representation and warranty by Borrower that since the date of the Audited Financial Statements, there has been no event or circumstance (except events or circumstances disclosed in the Form 10-K filed by Borrower with the SEC for the fiscal year of Borrower ended January 29, 2004), either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect with respect to Borrower and its Subsidiaries.

            (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Lender pursuant hereto; and

            (d) promptly, such additional information regarding the business, financial or corporate affairs of Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as Lender may from time to time reasonably request.

      Documents required to be delivered pursuant to Section 9.1(a) or (b) or
Section 9.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower's website on the Internet or (ii) on which such documents are posted on Borrower's behalf on an Internet or intranet website, if any, to which Lender has access; provided that: (i) Borrower shall deliver paper copies of such documents to Lender if Lender requests Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Lender, and (ii) Borrower shall notify (which may be by facsimile or electronic mail) Lender of the posting of any such documents and provide to Lender by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 9.2(b) to Lender.

      9.3   NOTICES. Promptly notify Lender:

            (a)   of the occurrence of any Default;

            (b) of any matter that has resulted or is reasonably expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Borrower or any Subsidiary;
(ii) any dispute, litigation, investigation, proceeding or suspension between Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

            (c)   of the occurrence of any material ERISA Event.

            (d) of any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary; and

            (e) of any announcement by Moody's or S&P of any change in a Indebtedness Rating.

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 9.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

      9.4 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Subsidiary; (b) all lawful and material claims which, if unpaid, would by law become a Lien upon its property; and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

FIVE YEAR CREDIT AGREEMENT                                               Page 15

      9.5 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
Section 10.3 or 10.8; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      9.6 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical of the industry in the operation and maintenance of its facilities.

      9.7 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and Borrower will promptly furnish to Lender such information as to insurance carried as may be reasonably requested in writing by Lender.

      9.8 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property (including Environmental Laws and ERISA), except in such instances in which (a) such requirements of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

      9.9 BOOKS AND RECORDS. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such Subsidiary, as the case may be.

      9.10 INSPECTION RIGHTS. Permit representatives and independent contractors of Lender (at their expense) to visit and inspect any of its properties, to examine its corporate, financial and operating records (except as they relate to Borrower's trade secrets or other proprietary information of Borrower other than any information required to be delivered to Lender by Borrower under Section 9.1), and make copies thereof of abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, that when an Event of Default exists Lender (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

      9.11 USE OF PROCEEDS. Use the proceeds of the Revolving Loans (i) for commercial paper back-up liquidity, and (ii) for working capital, capital expenditures and general corporate purposes not in contravention of any Law or of any Loan Document, and the proceeds from Letters of Credit to support performance bonds, process import transactions, or for other lawful purposes.

      9.12 FURTHER ASSURANCES. Promptly upon request by Lender, Borrower shall do, execute, acknowledge and deliver any and all such further acts, certificates, assurances and other instruments Lender, may reasonably require from time to time in order to carry out more effectively the purposes of this Agreement or any other Loan Document.

      9.13 PRO RATA LOAN BALANCE. Maintain the Pro Rata Loan Balance. If Borrower draws a Revolving Advance from Lender, Borrower will within ten (10) Business Days thereafter draw a New Five Year Credit Agreement Committed Loan or a New 364-Day Credit Agreement Committed Loan in an amount sufficient to maintain the Pro Rata Loan Balance; provided that such amount will be in a principal amount of not less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof (consistent with Section 2.02 of the New Five Year Credit Agreement and the New 364-Day Credit Agreement). If Borrower draws a New Five Year Credit Agreement Committed Loan or a New 364-Day Credit Agreement Committed Loan, Borrower will within ten (10) Business Days thereafter draw a Revolving Advance from Lender in an amount sufficient to maintain the Pro Rata Loan Balance. Borrower will notify Lender whenever it requests a New Five Year Credit Agreement Committed Loan or a New 364-Day Credit Agreement Committed Loan which notice will include the amount of the request.

                                    ARTICLE X
                               NEGATIVE COVENANTS

      So long as Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless Lender waives compliance in writing:

      10.1 LIMITATION ON LIENS. Neither Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

FIVE YEAR CREDIT AGREEMENT                                               Page 16

            (a) Liens existing on the date of this Agreement securing the Indebtedness outstanding on the date of this Agreement in an aggregate principal amount not exceeding $900,000,000;

            (b) any Lien existing on any specific tangible asset or assets of any Person at the time such Person becomes a Consolidated Subsidiary and not created in contemplation of such event, subject to subsection (e);

            (c) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset,(including capital leases) provided that (i) in the case of land acquired for the purpose of constructing new business or operating facilities thereon, (A) such Lien attaches to such land within 24 months after the acquisition thereof and (B) construction of such new business or operating facilities thereon is substantially complete within 24 months after the acquisition of such land and (ii) in the case of any asset other than an asset of the type described in the preceding clause (i), such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

            (d) any Lien on any specific tangible asset or assets of any Person existing at the time such Person is merged or consolidated with or into Borrower or a Consolidated Subsidiary and not created in contemplation of such event, subject to subsection (e);

            (e) any Lien existing on any specific tangible asset or assets prior to the acquisition thereof by Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition; provided that in the case of any Lien permitted under this subsection (e) or under subsections (b) and (d), any such Lien does not by its terms cover any such tangible assets after the time Borrower directly or indirectly acquires such assets which were not covered immediately prior thereto, and any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time of acquisition of such assets;

            (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Indebtedness is not increased and is not secured by any additional assets;

            (g) Liens arising in the ordinary course of its business which (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

            (h) Liens arising from Borrower's or a Subsidiary's pledging of equipment, not otherwise permitted by the foregoing clauses of this Section, securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed $1,000,000,000; and

            (i) Liens on real property; provided that the aggregate value of real property owned by Borrower (not including for purposes of this proviso any real property acquired or held by Borrower subject to the interest of a lessor under a capital lease relating to such real property), as determined on a lower of cost or Fair Market Value basis (as defined below), exceeds the aggregate principal amount of Indebtedness secured by Liens on such real property in an amount not less than $1,000,000,000.

      For purposes of Section 10.1 ("Fair Market Value") means with respect to any real property of Borrower or any Subsidiary at any date the open market cash purchase price that an informed and willing purchaser would pay for such real property in an arm's-length transaction to a willing and informed owner under no compulsion to sell, all as determined (i) if no Default has occurred and is continuing, at the option of Lender either (A) in good faith by the Board of Directors of Borrower or (B) by an appraisal conducted by an independent appraiser satisfactory to the Agent and Borrower, the cost of such appraisal to be shared equally by Borrower and Lender, and (ii) if a Default has occurred and is continuing, by an appraisal conducted by an independent appraiser satisfactory to Lender and Borrower, the cost of such appraisal to be borne solely by Borrower.

      10.2 INDEBTEDNESS. Neither Borrower nor any Consolidated Subsidiary will create, incur, assume or suffer to exist any Indebtedness, except:

            (a)   Indebtedness under the Loan Documents;

            (b) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

            (c) endorsements for collection or deposit in the ordinary course of business;

            (d) Indebtedness existing on the Closing Date in an amount not to exceed $2,000,000,000.

FIVE YEAR CREDIT AGREEMENT                                               Page 17

            (e)   Indebtedness secured by Liens permitted by Sections 10.1(b),
(c), (d), (e), (h) or (i);

            (f) (i) Acquired Indebtedness (other than Non-Recourse Acquired Indebtedness) not exceeding $500,000,000 in aggregate principal amount at any time outstanding and (ii) Non-Recourse Acquired Indebtedness;

            (g) capital leases entered into by any Subsidiary after the Closing Date to finance the acquisition of equipment or real property;

            (h) Indebtedness of wholly-owned Subsidiaries of Borrower to Borrower or to other wholly-owned Subsidiaries of Borrower; and

            (i) additional Indebtedness incurred after the Closing Date not exceeding $500,000,000 in aggregate principal amount at any time outstanding.

      10.3 FUNDAMENTAL CHANGES. Either (a) Dispose of (whether in one transaction or in a series of transactions) all or any substantial part of the assets (whether now owned or hereafter acquired) of Borrower and its Subsidiaries considered as a whole, to or in favor of any Persons, or (b) merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom, (i) any Subsidiary may merge with (A) Borrower, provided that Borrower shall be the continuing or surviving Persons, or (B) any one or more Subsidiaries, (ii) Borrower may merge with another Person if Borrower is the Person surviving such merger and (iii) any Subsidiary may merge, dissolve, liquidate, consolidate with or into another Person if any Disposition of such Subsidiary would not result in a violation of clause (a) above.

      10.4 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

      10.5 BURDENSOME AGREEMENTS Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Material Subsidiary (a) to Guarantee the Indebtedness of Borrower, or (b) to make Restricted Payments to Borrower or to otherwise transfer property to Borrower, provided that any requirement that a non-wholly-owned Subsidiary make Restricted Payments to all owners of its equity interests, including owners other than Borrower or one of its Subsidiaries, in accordance with their respective equity interests shall not constitute a limitation prohibited by this subsection (b).

      10.6 USE OF PROCEEDS. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

      10.7  FINANCIAL COVENANTS.

            (a) FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter of Borrower to be less than the amount set forth opposite such fiscal quarter in the table below:

 FISCAL QUARTER ENDING CLOSEST TO:             FIXED CHARGE COVERAGE RATIO NOT TO BE LESS THAN:
-----------------------------------------------------------------------------------------------
           July 31, 2004
         October 31, 2004                                        2.50 to 1.00
       January 31, 2005 and
          April 30, 2005
-----------------------------------------------------------------------------------------------
           July 31, 2005
         October 31, 2005                                        2.60 to 1.00
       January 31, 2006 and
          April 30, 2006
-----------------------------------------------------------------------------------------------
        July 31, 2006, and
  Each fiscal quarter thereafter                                 2.70 to 1.00

            (b) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio at any time to be greater than the amount set forth opposite the applicable period in the table below:

FIVE YEAR CREDIT AGREEMENT                                               Page 18

                       PERIOD:                             CONSOLIDATED LEVERAGE RATIO NOT TO EXCEED:
------------------------------------------------------------------------------------------------------
Closing Date through the last day of the fiscal
quarter ending closest to April 30, 2006                                  4.50 to 1.00
------------------------------------------------------------------------------------------------------
First day of the fiscal quarter ending closest to
July 31, 2006 through the last day of the fiscal                          4.25 to 1.00
quarter ending closest to April 30, 2007
------------------------------------------------------------------------------------------------------
First day of the fiscal quarter ending closest to
July 31, 2007 and at all times thereafter                                 4.00 to 1.00

      10.8 REAL PROPERTY DISPOSITIONS. Make any Real Property Disposition or enter into any agreement to make any Real Property Disposition, except:

            (a) Real Property Dispositions required by a Governmental Authority in connection with an acquisition by Borrower or one or more of its Subsidiaries of (i) a controlling equity or other ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a division or line or lines of business conducted by such Person;

            (b) Real Property Dispositions to the extent that (i) the real property Disposed is exchanged for credit against the purchase price of replacement real property that is used or useful, or expected to be useful, in the business of Borrower or its Subsidiaries on the date hereof or any business substantially related or incidental thereto; or (ii) the proceeds of such Real Property Disposition are thereafter applied either (A) to the purchase and/or construction price of replacement real property that is used or useful, or expected to be useful, in the business of Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto, or (B) to the permanent repayment of outstanding Indebtedness of Borrower or any of its Subsidiaries, provided that prior to the actual use of proceeds in the manner described in Section 10.8(b)(ii) (unless such use is substantially concurrent with the Real Property Disposition at issue), any Real Property Disposition must be otherwise permitted pursuant to another subsection of this Section 10.8 until the time such use of proceeds makes such Real Property Disposition permissible under this Section 10.8(b);

            (c) Real Property Dispositions by any Subsidiary to Borrower or to another Subsidiary;

            (d) Real Property Dispositions made in connection with, or as a part of, a Disposition permitted by Section 10.3; and

            (e) other Real Property Dispositions by Borrower and its Subsidiaries not otherwise permitted under this Section 10.8; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) either (A) the value of such Real Property Disposition, when combined with all other real Property Dispositions made as a part of the same transaction or a related series of transactions, does not exceed $100,000,000 or (B) the value of such Real Property Disposition, when combined with the value of all other real Property Dispositions made in reliance on this Section 10.8(e)(ii)(B) during the term of this Agreement (other than any such Real Property Dispositions as are or have become permitted under another clause of this Section 10.8), shall not exceed 15% of the consolidated total assets from time to time of Borrower and its Subsidiaries on a consolidated basis.

                                   ARTICLE XI
                                EVENTS OF DEFAULT

      11.1 EVENTS OF DEFAULT. Any of the following shall constitute an "Event of Default":

            (a) NON-PAYMENT. Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document; or

            (b) REPRESENTATION OR WARRANTY. Any representation, warranty, certification, or statement of fact made or deemed made by or on behalf of Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

FIVE YEAR CREDIT AGREEMENT                                               Page 19

            (c) SPECIFIC DEFAULTS. Borrower shall fail to observe or perform any covenant contained in Sections 9.1 through 9.13 and 10.1 through 10.8, inclusive; or

            (d) OTHER DEFAULTS. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b) or (c) above) for 15 Business Days after the earlier of (i) the date upon which the chief financial officer, chief accounting officer or other senior officer of Borrower knew or reasonably should have known of such failure; or (ii) notice thereof has been given to Borrower by Lender; or

            (e) CROSS-DEFAULT. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

            (f) INSOLVENCY PROCEEDINGS, ETC. Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

            (g) INABILITY TO PAY DEBTS, ATTACHMENTS. (i) Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

            (h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

            (i) MONETARY JUDGMENTS. A judgment or order for the payment of money in excess of the Threshold Amount shall be rendered against Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

            (j) CHANGE OF CONTROL. There occurs any Change of Control in respect to Borrower.

      11.2 REMEDIES. If any Event of Default occurs, then, and in every such event, Lender shall (i) have no further obligation to make Loans, (ii) by notice to Borrower declare the Loans (together with accrued interest thereon and all other amounts owing under the Loan Documents) to be, and the Loans (and such interest and other amounts) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and (iii) exercise all rights and remedies available to it under the Loan Documents or applicable law; provided that in the case of any of the Events of Default specified in subsections (f) or (g) upon the expiration of the 60-day periods mentioned therein), without any notice to Borrower or any other act by Lender, the obligation to make Loans shall thereupon terminate and the Loans (together with accrued interest thereon and all other amounts owing under the Loan Documents) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

      11.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

FIVE YEAR CREDIT AGREEMENT                                               Page 20

                                   ARTICLE XII
                       TAXES, YIELD PROTECTION, ILLEGALITY

      12.1 CHANGE IN LAW. If Lender determines that as a result of the introduction or any change in or in the interpretation of any Law, including illegality, or Lender's compliance therewith, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBOR Rate Loans, or a reduction in the amount received or receivable by Lender in connection with any of the foregoing, resulting from taxes , changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized, and reserve requirements, then from time to time upon demand of such Lender, Borrower shall pay to Lender such additional amounts as will compensate Lender for such increased cost or reduction.

      12.2 NEW LAWS. If Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by Lender therewith, has the effect of reducing the rate of return on the capital of Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and Lender's desired return on capital), then from time to time upon demand of Lender, Borrower shall pay to such Lender such additional amounts as will compensate Lender for such reduction.

      12.3 RESERVE REQUIREMENTS. Borrower shall pay to Lender, as long as Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including LIBOR funds or deposits, additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by Lender (as determined by Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided Borrower shall have received at least 15 days' prior notice of such additional interest from Lender; provided, further, that Borrower shall only be obligated to make payments under this Article 12 to the extent such payments relate to the period following the date that is 180 days prior to the date of such notice; and provided, further, that the foregoing limitation shall not apply to any increased costs or reduction in return on capital arising out of the retroactive application of any law, rule, guideline or directive as aforesaid within such 180 day period. If Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

      12.4 COMPENSATION FOR LOSSES. Upon demand of Lender from time to time, Borrower shall promptly compensate Lender for and hold Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any LIBOR Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

            (b) any failure by Borrower (for a reason other than the failure of Lender to make a Loan) to prepay, borrow, continue or convert any LIBOR Rate Loan on the date or in the amount notified by Borrower; or

            (c) any breakage costs, charges or fees incurred during the 180 days following the Closing Date as a result of the syndication of this Agreement and the Obligations hereunder.

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of anticipated profits. Borrower shall also pay any customary administrative fees charged by Lender in connection with the foregoing.

      12.5 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. A certificate of Lender claiming compensation under this Article XII and setting forth the additional amount or amounts to be paid to it hereunder, and in reasonable detail the basis therefor, shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

      12.6 SURVIVAL. All of Borrower's obligations under this Article XII shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                  ARTICLE XIII
                                  MISCELLANEOUS

      13.1 NO WAIVER BY LENDER. No failure or delay of Lender in exercising any right, power or remedy under this Agreement or any Loan Document shall operate as a waiver of such right, power or remedy of Lender or of any other right. A waiver of any provision of any Loan Document shall not constitute a waiver of or prejudice Lender's right otherwise to demand strict compliance with that provision or any other provision. Any waiver, permit, consent or approval of any kind or

FIVE YEAR CREDIT AGREEMENT                                               Page 21
character on the part of Lender must be in writing and shall be effective only to the extent specifically set forth in such writing.

      13.2 COSTS AND FEES. Without limiting any other provisions of this Agreement, Borrower hereby agrees to pay Lender on demand an amount equal to all costs and expenses incurred by Lender in connection with the negotiation, preparation, execution, administration and enforcement of the Loan Documents, including without limitation all fees of outside counsel.

      13.3 AGREEMENTS ENFORCEABLE. Borrower reaffirms the representations and warranties in each of the existing Loan Documents and acknowledges that except as amended previously or herein, each such Loan Document remains in full force and effect and is and shall remain valid and enforceable in accordance with its terms.

      13.4 NOTICES. Except as otherwise specifically set forth in any Loan Document, all notices, requests and demands hereunder shall be in writing, and shall be deemed to have been given when hand-delivered, when deposited in the mail as first class, registered or certified mail, postage prepaid, or when sent by telecopier, addressed as set forth below; provided, however, that any notice, request or demand by Borrower to Lender shall not be effective until received by Lender. Any party may at any time change its address for notices by giving notice of such change to the other parties.

            If to Borrower:           Albertson's, Inc.
                                      250 Parkcenter Boulevard
                                      Boise, ID 83706
                                      Facsimile (208) 395-5407 and 395-4347

            If to Lender:             U.S. Bank National Association
                                      National Corporate Banking
                                      101 S. Capitol Blvd., Suite 807
                                      Boise, Idaho 83702
                                      Facsimile (208) 383-7574

      13.5 COLLECTION COSTS AND ATTORNEY FEES. Whether or not litigation is commenced, Borrower promises to pay all costs of collecting any amounts which may become due to Lender under any of the Loan Documents. Without limiting the foregoing, if litigation is commenced to enforce or construe any term of any of the Loan Documents, the prevailing party shall be entitled to recover from the other party all costs thereof, including but not limited to such sums as the court may adjudge reasonable as attorney fees at trial, in any appellate proceeding, proceeding under the bankruptcy code or receivership and post-judgment attorney fees incurred in enforcing any judgment.

      13.6 INTEGRATION; CONFLICTING TERMS. This Agreement together with the other Loan Documents comprises the entire agreement of the parties on the subject matter hereof and supersedes and replaces all prior agreements, oral and written, on such subject matter. If any term of any of the other Loan Documents expressly conflicts with the provisions of this Agreement, the provisions of this Agreement shall control; provided, however, that the inclusion of supplemental rights and remedies of Lender in any of the other Loan Documents shall not be deemed a conflict with this Agreement.

      13.7  GOVERNING LAW AND JURISDICTION.

            13.7.1 THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF IDAHO; PROVIDED THAT BORROWER AND LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            13.7.2 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF IDAHO OR OF THE UNITED STATES FOR THE DISTRICT OF IDAHO, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER AND LENDER CONSENT, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS, AND IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER AND LENDER EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY IDAHO LAW.

      13.8 ADDITIONAL ACTS. Upon request by Lender, Borrower will from time to time provide such information, execute such documents and do such acts as may reasonably be required by Lender in connection with any indebtedness or obligations of any of them to Lender.

      13.9 DOCUMENTS SATISFACTORY TO LENDER. All information, documents and instruments required to be executed or delivered to Lender shall be in form and substance satisfactory to Lender.

      13.10 WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS

FIVE YEAR CREDIT AGREEMENT                                               Page 22

AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      13.11 EXHIBITS. All Exhibits referred to herein are attached hereto and hereby incorporated by reference as if fully set forth herein.

      13.12 COMPUTATIONS. All Loans to which the Prime Rate applies shall be computed on the basis of a 365/366 year and applied to the actual number of days elapsed. All other interest rates and fees referred to herein shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed.

      13.13 REFERENCES.

            13.13.1 References to any Loan Document shall mean such Loan Document as amended, modified, supplemented or extended from time to time and any number of substitutions, renewals and replacements thereof or therefor.

            13.13.2 References to governmental laws, statutes, ordinances, rules and regulations shall be construed as including all amendments, consolidations and replacements thereof or therefor.

      13.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts. Each signed counterpart shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

      13.15 USA PATRIOT ACT NOTICE. Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Act.

      13.16 ASSIGNMENT AND PARTICIPATION. Upon notice to Borrower, Lender may assign and/or grant participations in the Loans to another lender and may provide information of any and all kinds concerning Borrower in connection therewith.

BORROWER:                                      LENDER:
ALBERTSON'S, INC.                              U.S. BANK NATIONAL ASSOCIATION

By /s/ John F. Boyd                            By /s/ James W. Henken
   -----------------                              -------------------
Title Group Vice President and Treasurer       Title Vice President

FIVE YEAR CREDIT AGREEMENT                                               Page 23

                                    EXHIBIT A

                      BORROWER'S AUTHORIZED REPRESENTATIVES
                                   PURSUANT TO
                      ARTICLE 3.8.2 OF THE CREDIT AGREEMENT

Name:       Felicia Thornton                   Telephone:        (208) 395-6284

Name:       John Boyd                          Telephone:        (208) 395-6534

Name:       Gary Morton                        Telephone:        (208) 395-5704

Name:       Margene Lunn                       Telephone:        (208) 395-6025

Name:       Kelly Blake                        Telephone:        (208) 395-6714

Name:       Devon Hart                         Telephone:        (208) 395-5228

Name:       Irene Pedraza                      Telephone:        (208) 395-5266

                                                                       EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

                                     Financial Statement Date: __________, _____

To:      U.S. Bank National Association

Ladies and Gentlemen:

Reference is made to that certain Five-Year Credit Agreement, dated as of July __, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among Albertson's, Inc., a Delaware corporation (the "Borrower"), and U.S. Bank National Association (the "Lender").

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _____________________________________________ of the Borrower, and
that, as such, he/she is authorized to execute and deliver this Certificate to the Lender, and that:

[Use following paragraph 1 for fiscal YEAR-END financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 9.1(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal QUARTER-END financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 9.1(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

                                  [SELECT ONE:]

[TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

                                       B-1
                         Form of Compliance Certificate

                                     --OR--

[THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT AND ITS NATURE AND STATUS:]

4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

[Use following paragraph 5 only for fiscal YEAR-END financial statements]

5. Since the date of the Audited Financial Statements, there has been no event or circumstance (except for events and circumstances disclosed in the Form 10-K filed by the Borrower with the SEC for the fiscal year of the Borrower ended January 29, 2004), either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect with respect to the Borrower and its Subsidiaries.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, _____.

                                      ALBERTSON'S, INC.

                                      By:________________________________


                                      Name:______________________________


                                      Title:_____________________________

                                       B-2
                         Form of Compliance Certificate

                For the Quarter/Year ended ___________________("Statement Date")


                                   SCHEDULE 1
                          to the Compliance Certificate
                                  ($ in 000's)

I.    SECTION 10.7(a) - FIXED CHARGE COVERAGE RATIO.

A. Consolidated EBITDAR for four consecutive fiscal quarters ending on above date ("Subject Period"):

            1.    Consolidated Net Income before One Time Charges for Subject
                  Period:                                                       $__________

            2.    Consolidated Interest Charges for Subject Period:             $__________

            3.    Provision for income taxes for Subject Period:                $__________

            4.    Depreciation and amortization expenses for Subject Period:    $__________

            5.    Consolidated Lease Payments for Subject Period:               $__________

            6.    Other non-recurring non-cash expenses for Subject Period:     $__________

            7.    Cash One Time Charges for Subject Period:                     $__________

            8.    All non-cash non-recurring items increasing Consolidated
                  Net Income for Subject Period:                                $__________

            9.    Any cash expenditures made for Subject Period related
                  either to non-cash One Time Charges excluded from
                  Line I.A.1 or non-cash, non-recurring expenses added
                  back under Line I.A.6:                                        $__________

            10.   Non-cash extraordinary gains for Subject Period:              $__________

            11.   Consolidated EBITDAR (Lines I.A.1 + 2 + 3 + 4 + 5
                  + 6 - 7 - 8 - 9 - 10):                                        $__________

B.    Consolidated Interest Charges for Subject Period:                         $__________

C.    Consolidated Lease Payments for Subject Period:                           $__________

                                       B-3
                         Form of Compliance Certificate

D.    Fixed Charge Coverage Ratio
      (Line I.A.11 / (Line I.B + Line I.C)):                                    ______ to 1

      Minimum required:                                                         ______ to 1

 FISCAL QUARTER ENDING CLOSEST TO:     FIXED CHARGE COVERAGE RATIO NOT TO BE LESS THAN:
July 31, 2004,                                           2.50 to 1.00
October 31, 2004,
January 31, 2005 and
April 30, 2005
---------------------------------------------------------------------------------------
July 31, 2005,                                           2.60 to 1.00
October 31, 2005,
January 31, 2006 and
April 30, 2006
---------------------------------------------------------------------------------------
July 31, 2006, and                                       2.70 to 1.00
each fiscal quarter thereafter

II. SECTION 10.7(b) - CONSOLIDATED LEVERAGE RATIO.

A.    Consolidated Funded Indebtedness at Statement Date (as adjusted for
      any acquisition pursuant to Section 10.7):                            $__________

B.    Consolidated Lease Payments for which the Borrower or any of its
      Subsidiaries is obligated during any period of four consecutive fiscal quarters of the Borrower at Statement Date (as adjusted for
      any acquisition pursuant to Section 10.7):                            $__________

C.    Adjusted Consolidated Funded Indebtedness for Subject Period (Line
      II.A + (Line II.B times 8)):                                          $__________


D.    Consolidated EBITDAR for Subject Period (Schedule 3):                 $__________

E.    Consolidated Leverage Ratio (Line II.C / Line II.D):                   ______ to 1

      Maximum permitted:                                                     ______ to 1

                       PERIOD:                            CONSOLIDATED LEVERAGE RATIO NOT TO EXCEED:
----------------------------------------------------------------------------------------------------
Closing Date through the last day of the fiscal                         4.50 to 1.00
quarter ending closest to April 30, 2006
----------------------------------------------------------------------------------------------------
First day of the fiscal quarter ending closest to                       4.25 to 1.00
July 31, 2006 through the last day of the fiscal quarter
ending closest to April 30, 2007
----------------------------------------------------------------------------------------------------
First day of the fiscal quarter ending closest to                       4.00 to 1.00
July 31, 2007 and at all times thereafter

                                       B-4
                         Form of Compliance Certificate

          For the Quarter/Year ended _______________ ("Statement Date")

                                   SCHEDULE 3
                          to the Compliance Certificate
                                  ($ in 000's)
                              CONSOLIDATED EBITDAR
           (in accordance with the definition of Consolidated EBITDAR as set forth in the Agreement and pursuant to the Fixed Charge Coverage Ratio calculation set forth in Section 10.7(a) of the Credit Agreement)

             Consolidated             Quarter          Quarter           Quarter          Quarter         Twelve
               EBITDAR                 Ended            Ended             Ended            Ended       Months Ended
-----------------------------------------------------------------------------------------------------------------------
Consolidated Net
Income before One Time
Charges
-----------------------------------------------------------------------------------------------------------------------
+  Consolidated
   Interest Charges
-----------------------------------------------------------------------------------------------------------------------
+  Provision for income taxes
-----------------------------------------------------------------------------------------------------------------------
+  Depreciation and amortization
   expense
-----------------------------------------------------------------------------------------------------------------------
+  Consolidated Lease
   Payments
-----------------------------------------------------------------------------------------------------------------------
+  Other non-recurring
   non-cash expenses
-----------------------------------------------------------------------------------------------------------------------
-  Cash One Time
   Charges
-----------------------------------------------------------------------------------------------------------------------
-  All non-cash non-
   recurring items
   increasing
   Consolidated Net
   Income
-----------------------------------------------------------------------------------------------------------------------
-  Cash expenditures related to
   either (A) non-cash One Time
   Charges excluded from
   Consolidated Net Income or
   (B) non-cash, non-recurring
   expenses added back to
   Consolidated Net Income
   pursuant to non-cash non-
   recurring items
   increasing Consolidated Net
   Income above
-----------------------------------------------------------------------------------------------------------------------
-  Non-cash
   extraordinary gains
-----------------------------------------------------------------------------------------------------------------------
=  Consolidated
   EBITDAR

                                      B-5
                         Form of Compliance Certificate

          For the Quarter/Year ended _______________ ("Statement Date")

                                   SCHEDULE 3
                          to the Compliance Certificate
                                  ($ in 000's)
                              CONSOLIDATED EBITDAR
           (in accordance with the definition of Consolidated EBITDAR as set forth in the Agreement and pursuant to the Consolidated Leverage Ratio calculation set forth in Article I and 10.7(b) of the Credit Agreement)

             Consolidated             Quarter          Quarter           Quarter          Quarter         Twelve
               EBITDAR                 Ended            Ended             Ended            Ended       Months Ended
-----------------------------------------------------------------------------------------------------------------------
Consolidated Net Income
before One Time Charges
-----------------------------------------------------------------------------------------------------------------------
+  Consolidated Interest
   Charges
-----------------------------------------------------------------------------------------------------------------------
+  Provision for income taxes
-----------------------------------------------------------------------------------------------------------------------
+  Depreciation and amortization
   expense
-----------------------------------------------------------------------------------------------------------------------
+  Consolidated Lease
   Payments
-----------------------------------------------------------------------------------------------------------------------
+  Other non-recurring
   non-cash expenses
-----------------------------------------------------------------------------------------------------------------------
-  Cash One Time
   Charges
-----------------------------------------------------------------------------------------------------------------------
-  All non-cash non-
   recurring items increasing
   Consolidated Net Income
-----------------------------------------------------------------------------------------------------------------------
-  Cash expenditures related to
   either (A) non-cash One Time
   Charges excluded from
   Consolidated Net Income or
   (B) non-cash, non-recurring
   expenses added back to
   Consolidated Net Income
   pursuant to non-cash non-
   recurring items
   increasing Consolidated Net
   Income above
-----------------------------------------------------------------------------------------------------------------------
-  Non-cash
   extraordinary gains
-----------------------------------------------------------------------------------------------------------------------
=  Consolidated
   EBITDAR

                         FORM OF COMPLIANCE CERTIFICATE

                                                                       EXHIBIT C

                                 [US BANK LOGO]
                     CONTINUING REIMBURSEMENT AGREEMENT FOR
                                LETTERS OF CREDIT
                    INCLUDING U.S. BANK GLOBAL TRADE WORKSSM

This continuing Agreement for Letters of Credit, is made effective this _____ day of _______________________, ______ by and between U.S. BANK NATIONAL
ASSOCIATION, ("Bank") and _______________________________, ("Applicant").

In consideration of the issuance by U.S. Bank or an affiliate of Bank (each such affiliated issuer, an "Other Issuer") of one or more Credits, Applicant agrees that the following terms shall apply to each Application and each Credit issued by Bank or any Other Issuer (either or both referred to herein as "Bank").

1.    THE CREDIT.

a. From time to time, Applicant may request Bank to issue or to request one of its subsidiaries or affiliates to issue one or more letters of credit (each, a "Credit") substantially in accordance with the terms of any application (each, an "Application") submitted to Bank by Applicant. All Credits will be deemed irrevocable unless otherwise stated in an Application. Bank may either issue the Credit or request one of its affiliates to issue the Credit. Bank may sell, assign or participate all or any part of its rights and obligations under this Agreement, the Application and the Credit. Without limiting the foregoing, any Other Issuer may sell a participation in all or any part of its rights and obligations under this Agreement and the Credit to Bank.

b. Bank hereby is authorized to set forth in the Credit the terms appearing in the Application, with such modifications as Bank in its discretion may determine are appropriate or necessary and are not materially different from such terms.

c. All communications relating to the Credit will be sent at Applicant's risk. Bank shall have no responsibility for any inaccuracy of translation, or any error or delay in transmission or delivery by mail, telecommunication or any other method outside of the Bank's reasonable control, including all communications made through a correspondent.

d. Neither Bank nor its correspondents shall be in any way responsible for the performance of any beneficiary's obligations to Applicant or for the form, sufficiency, accuracy, genuineness, authority of person signing, falsification or legal effect, of any documents required by the Credit if such documents appear in order on their face. Whether the documents conform to the terms of the Credit and whether any demand is timely and in proper form shall be independently

US BANK GLOBAL TRADE WORKS                                      Revised 01/13/03
      determined by Bank in its sole discretion, which determination shall be final and binding on Applicant.

e. Subject to Section 8b, Bank may in its discretion honor Applicant's request to increase the amount of the Credit, extend the time for making and honoring of demands under the Credit and otherwise modify the terms and conditions governing the Credit. In the event of any extension of the maturity or time for negotiation or presentation of the drafts or documents or any other modification of the terms or provisions of, or increase in the amount of, the Credit at the request or with the consent of the Applicant, this Agreement shall be binding upon the Applicant with regard to (i) the Credit as so increased or otherwise modified, (ii) drafts, documents and property covered thereby, and (iii) any action taken by Bank or Bank's correspondents in accordance with such extension, increase or other modification; (iv) that Bank and any of Bank's correspondents may pay any draft dated on or before the expiration of any time limit expressed in the Credit, regardless of when drawn or presented for payment and when or whether negotiated, provided the required documents are presented prior to the expiration of the Credit.

f. Applicant shall promptly review all information, documents and instruments delivered to Applicant from time to time by Bank, including any Credits upon issuance and any amendments and all related presentations and negotiations, and shall notify Bank within five banking days after receipt if Applicant claims that Bank has failed to comply with Applicant's instructions or Bank's obligations with respect to the Credit, has wrongfully honored or dishonored any presentation under the Credit or claims any other irregularity. If Applicant does not so notify Bank within such time period, Applicant shall be conclusively deemed to have waived and shall be precluded from asserting such claim(s).

2.    INTERNET-BASED LETTER OF CREDIT SERVICES ("INTERNET SERVICES").

a. If requested by Applicant and agreed to by Bank, Bank will grant Applicant access to Bank's letter of credit-related Internet Services. U.S. Bank Global Trade Works is an example of one such Internet Service. U.S. Bank's Internet Services may be used by Applicant for the processing and issuance of Credits in accordance with the terms of this Agreement. Bank shall post Rules of Use of the Internet Services within each such Service Applicant's initial use of an Internet Service shall constitute Applicant's acceptance of the Rules of Use.

b. Applicant agrees to use the Internet Services in accordance with the security procedures established by Bank. Due to emerging technologies and ensuing changes in security practices, Bank reserves the right to supplement or change its security procedures from time to time upon reasonable notice to Applicant. Applicant shall designate one or more Security Administrators. The Security Administrator is responsible for setting up Applicant's Internet Services and for establishing internal security procedures related to such services, including

US BANK GLOBAL TRADE WORKS                                      Revised 01/13/03
      without limitation, accepting software for delivery, assigning users, establishing authority levels, distributing passwords and other security devices and procedures related to the Internet Services. Designation of any Security Administrator may be amended or revoked upon written notice to Bank. Bank shall have a reasonable time to act on any such notice.

c. Applicant is responsible for maintaining the security and confidentiality of all IDs, passwords and other security devices issued to or by Applicant (collectively, "Applicant's Internal Security Devices"). Applicant shall not permit unauthorized individuals to use Applicant's Internal Security Devices to access the Internet Services. Applicant is responsible for the actions of any individuals using Applicant's Internal Security Devices to access to the Internet Services and Applicant shall be bound by any transmission to Bank that is accepted in accordance with the established security procedures. Applicant shall promptly notify Bank if Applicant has actual knowledge that its Internal Security Devices have been compromised. Applicant agrees to defend and indemnify Bank against any claims, losses, damages, costs, expenses, fines and other liabilities arising out of Applicant's failure to maintain the security and confidentiality of Applicant's Internal Security Devices or arising out of the unlawful use of any Internet Services by Applicant or any person who obtains access to the Internet Services using Applicant's Internal Security Devices.

3. REIMBURSEMENT OBLIGATIONS. Applicant promises to pay Bank on demand at the address specified in the Application for Credit in the following amounts:

a. The amount of each draft or other request for payment (hereinafter called a "draft") drawn under the Credit (whether drawn before, on or, if in accordance with the law applicable to the Credit, after the expiration date stated in the Credit). For amounts payable in United States currency, Applicant agrees to reimburse Bank in United States currency. For amounts payable in other currencies, Applicant agrees to reimburse Bank an equivalent amount in United States currency at Bank's then current selling rate for such foreign currencies or Applicant will reimburse Bank by sending the foreign currency amount due Bank by wire transfer to the account and location designated by Bank, or at Bank's option, in any other currency, place, form and manner acceptable to Bank. Upon request, Applicant will pay Bank in advance, in United State currency, all sums necessary for Bank to pay all such drafts upon presentation whether payable in United States currency or otherwise. If the draft is a time draft, Applicant shall make payment without demand sufficiently in advance of its maturity to enable Bank to arrange for funds to reach the place of payment when due.

b. All commissions, at the rate fixed by Bank, shall be payable from time to time at such intervals as Bank may require and shall be nonrefundable, whether or not the Credit is drawn upon, reduced in time or amount or otherwise modified. Applicant also agrees to pay all of Bank's other standard fees and charges related to Credits.

US BANK GLOBAL TRADE WORKS                                      Revised 01/13/03

c. All taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature whatsoever paid or incurred by Bank in connection with this Agreement, the Credit or any related transactions, and any liability with respect thereto (including but not limited to interest, penalties and expenses).

d. Interest on all amounts due under this Agreement from the applicable due date until paid will be variable at the per annum rate fixed from time to time by Bank. Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Interest accrued hereunder shall be due and payable on the first day of each calendar month.

e. Without limiting Applicant's obligations to any Other Issuer, but without duplication, Applicant promises to pay Bank on demand, at the Bank International Banking Office designed by Bank, an amount equal to all amounts which Bank pays or becomes obligated to pay to Other Issuer with respect to the Credit, whether as a participant in the Credit or otherwise.

f. Notwithstanding any other provision of this Agreement, Applicant's obligation to make any payment hereunder to any Other Issuer shall, to the extent of such payment, be satisfied by payment to Bank as set forth in this Agreement.

g. Applicant hereby authorizes Bank to automatically deduct from any of its accounts with Bank, all amounts which become due to Bank under this Agreement. Applicant will pay all fees on the account which result from the automatic deductions, including any overdraft/NSF charges. If for any reason Bank does not charge the account for any amount due, or if an automatic deduction is reversed, the amount due is still owing to Bank as set forth herein.

4.    SECURITY AND INSURANCE.

a. As security for payment of any and all of Applicant's obligations to Bank and any other Issuer under this Agreement, any Credit or any other indebtedness of Applicant to Bank and any Other Issurer, Applicant hereby grants Bank a continuous and continuing interest in (a) all property of the Applicant or in which the Applicant has an interest (including, but not limited to, all bank accounts Applicant maintains with Bank and all proceeds thereof) and which is now or hereafter for any reason in the possession or control of, or in transit to, Bank, Bank's affiliates or the agent or bailee thereof, and (b) any and all bills of lading, other documents of title, policies, certificates of insurance, chattel paper, and general intangibles accompanying or relative to a Credit or any drafts drawn thereunder, and any and all inventory, goods and other property shipped under, in connection with or relative to a Credit or any drafts drawn thereunder. In addition to all other rights which Bank may have, Applicant hereby authorizes Bank to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or

US BANK GLOBAL TRADE WORKS                                      Revised 01/13/03
      for the credit or the account of the Applicant against any and all of the obligations of the Applicant now or hereafter existing under this Agreement, irrespective of whether Bank shall have made any demand under this Agreement and although such deposits, indebtedness or obligations may be unmatured or contingent.

b. If any time Bank requires collateral (or additional collateral), the Applicant will, on demand, assign and deliver to Bank as security for any and all obligations of the Applicant now or hereafter existing under this Agreement collateral of a type and value satisfactory to Bank or make such cash payment as Bank may require and execute and deliver to Bank such security agreements, pledge agreements, or other documents requested by Bank covering such collateral.

c. At Bank's request, Applicant will execute any financing statements and other documents or instruments as Bank may require to perfect the security interests granted or contemplated hereunder and will pay the cost of any filings in connection therewith.

d. For commercial credits, Applicant shall keep any property described in the Credit adequately covered by insurance satisfactory to Bank, issued by companies satisfactory to Bank, and at Bank's request will furnish certificates or evidence thereof and will assign insurance policies or certificates to Bank and make losses, adjustments or proceeds payable to Bank. If any such policies procured by the Applicant fails to provide for payment of the loss thereunder, the Applicant hereby makes the loss payable to Bank under such policy and assigns to Bank all proceeds of such policy and agrees to accept proceeds of all insurance as Bank's agent and to hold same in trust for Bank, and forthwith to deliver the same to Bank, with Applicant's endorsement where necessary, and Bank or any of Bank's officers are hereby irrevocably empowered, with power of substitution, to endorse any check in the name of the Applicant received in payment of any loss or adjustment.

e. Bank shall not be liable for any failure to collect or demand payment of, or to protest of give any notice of non-payment of, any collateral or any part thereof or for any delay in so doing, nor shall Bank be under any obligation to take any action whatsoever with respect to the collateral or any part thereof. Bank shall use reasonable care in the custody and preservation of the collateral in Bank's possession but need not take any steps to preserve rights against prior parties or to keep the collateral identifiable. Bank shall have no obligation to comply with any recording, re-recording, filing, re-filing or other legal requirement necessary to establish or maintain the validity, priority or enforceability of, or Bank's right in and to, the collateral, or any part thereof. Bank may exercise any right of the Applicant with respect to any collateral. Bank may endorse the Applicant's name on any and all notes, checks, drafts, bills of exchange, money orders or commercial paper included in the collateral or representing the proceeds thereof.

5.    DEFAULT AND REMEDIES.

US BANK GLOBAL TRADE WORKS                                      Revised 01/13/03

a. Time is of the essence in this Agreement. The occurrence of any of the following shall be an Event of Default hereunder:

            i. Default in payment or performance of any of Applicant's obligations hereunder or under any promissory note or other agreement between Bank and Applicant;

            ii. Default under any security documents securing Applicant's obligations hereunder, whether executed by Applicant or any other person;

            iii. Levy or proceeding against any property of Applicant or any guarantor of Applicant's obligations hereunder ("Guarantor");

            iv. Death, dissolution, termination of existence, insolvency or business failure of, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, commencement of any proceeding under any bankruptcy or insolvency laws by or against, or entry of judgment against, Applicant or any Guarantor;

            v. Any warranty, representation or statement made or furnished to Bank by Applicant or any Guarantor proves to have been false in any material respect when made or furnished;

            vi. Any event which gives the holder of any debt obligation of Applicant or any Guarantor the right to accelerate its maturity, whether or not such right is exercised;

            vii. Any guaranty of Applicant's obligations hereunder ceases to be, or is asserted by any person not to be, in full force and effect; or

            viii. Any material adverse change in the financial condition or management of Applicant or any Guarantor, or if Bank for any reason in good faith, deems itself insecure.

b. Upon the occurrence of any Event of Default and at any time thereafter, Bank at its option and in addition to all other rights of Bank under this Agreement, any related agreement and applicable law, may (i) without notice or demand declare the amount for which the Credit was issued and any other amounts owing hereunder immediately due and payable; and (ii) exercise any and all rights and remedies of a secured party under the Uniform Commercial Code and other applicable law.

6.    CERTAIN WARRANTIES.

a. Applicant warrants that the execution, delivery and performance of this Agreement are within its authority and are not in contravention of law, of any terms of any agreement, instrument, order or judgment to which Applicant is a party or by which it or its property may be bound or of any provision of its charter document or bylaws, and that it has obtained all necessary approvals and consents therefor.

US BANK GLOBAL TRADE WORKS                                      Revised 01/13/03

b. Applicant represents and warrants that any Credit, and transactions related thereto, shall be in compliance with any federal, state, local and foreign laws, regulations, treaties or customs applicable to Bank or Customer, including without limitation the regulations promulgated by Office of Foreign Assets Control ("OFAC"), and any other foreign or domestic legal restriction on doing business with certain individuals or countries.

c. The Applicant will procure promptly all necessary licenses for the export, import, shipping or warehousing of, or payment for property covered by the Credit and will comply with all foreign and U.S. laws, rules and regulations (including exchange control regulations) now or hereafter applicable to the transaction related to the Credit or applicable to the execution, delivery and performance by the Applicant of this Agreement.

7. CHANGES TO LAWS AND REGULATIONS. If any adoption of or change in law or regulation, or in the interpretation or administration thereof by any official authority shall impose on Bank any tax, charge, fee, deduction or withholding of any kind whatsoever, or shall impose or modify any reserve requirements, standards regarding capital adequacy or any other conditions affecting this Agreement or the Credit, and the result of any of the foregoing shall be to increase the cost to Bank of issuing and maintaining the Credit, reduce the amount of any sum receivable by Bank hereunder or reduce the rate of return on Bank's capital, then Applicant shall pay to Bank upon demand such additional amount or amounts as Bank may specify to be necessary to compensate Bank for such additional costs incurred or reduction suffered.

8.    GENERAL TERMS AND CONDITIONS.

a. Each Application shall be subject to all terms and conditions of this Agreement. In addition, this Agreement shall apply to each Credit issued or confirmed by Bank at the request of Applicant, including, without limitation, all Credits (if any) previously opened and outstanding on the date hereof.

b. Notwithstanding any other term hereof, Applicant understands and agrees that the Credit can be revoked or amended only with the consent of the beneficiary of the Credit, the bank or Other Issuer of the Credit and any confirming bank.

c. If the Applicant requests Bank to issue a Credit for the account of a third party, whether affiliated with Applicant or otherwise (the "Account Party"), the Account Party shall have no rights against Bank. Bank may deal with Applicant as if Applicant were the named Account Party.

d. Applicant shall give Bank prior written notice of any change of name, address or place of business. Any notice of any nature by Applicant to Bank must be given at Bank's office to which the application was submitted.

US BANK GLOBAL TRADE WORKS                                      Revised 01/13/03

e. The singular includes the plural. If Applicant consists of more than one person, the obligations of Applicant hereunder are joint and several and are binding upon any marital community of which any Applicant is a member. This Agreement shall be binding on Applicant, its successors and assigns, and shall inure to the benefit of Bank or Bank's successors, transferees and assigns. Notwithstanding the foregoing, the Applicant may not assign its rights under this agreement without Bank's prior written consent.

f. Notwithstanding the title appearing on any Credit Instrument, the rights and obligations of Bank and Applicant with respect to the Credit shall be as set forth herein.

g. The Application and/or the Credit will set forth which rules or customs apply to the corresponding Credit. Such rules and customs may include, but are not limited to, the International Standby Practices, as published by the International Chamber of Commerce ("ISP") or the Uniform Customs and Practice for Documentary Credits, as published by the International Chamber of Commerce ("UCP"). In any event, the rules or practices set forth in the Credit are incorporated herein and shall govern the Credit. This Agreement and the Credit shall be governed by the internal laws of the State in which the credit was issued and the United States of America (the "Governing Laws"), except to the extent such laws are inconsistent with the rules adopted in the Application as set forth above.

h. When possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

i. Applicant hereby indemnifies and agrees to defend and hold harmless Bank, its officers, directors, agents, successors and assigns, from and against any and all liabilities, claims, demands, losses and expenses (including without limitation legal costs and attorney fees incurred in any appellate proceeding, proceeding under the bankruptcy code or receivership and post-judgment attorney fees incurred in enforcing any judgment), arising from or in connection with this Agreement, the Credit or any related transaction, except to the extent such claims arise from Bank's gross negligence or willful misconduct.

j. Any action, inaction or omission taken or suffered by Bank or by any of Bank's correspondents under or in connection with the Credit or any relative drafts, documents or property, if in good faith and in conformity with foreign or United States laws, regulations or customs applicable thereto, shall be binding upon the Applicant and shall not place Bank or any of Bank's correspondents under any resulting liability to the Applicant. Without limiting the generality of the

US BANK GLOBAL TRADE WORKS                                      Revised 01/13/03
      foregoing, Bank and Bank's correspondents may act in reliance upon any oral, telephonic, telegraphic, electronic or written request or notice believed in good faith to have been authorized by the Applicant, whether or not in fact given or signed by an authorized person.

k. Bank's waiver of any right on any occasion or occasions shall not be construed as a bar or waiver of any other right or of such right on any other occasion. Applicant hereby waives and agrees not to assert any defense under any applicable statute of limitations, to the fullest extent permitted by law.

l. Without notice to any Applicant and without affecting Bank's rights or Applicant's obligations, Bank may deal in any manner with any person who at any time is liable for, or provides any collateral for, any obligations of Applicant to Bank. Without limiting the foregoing, Bank may impair, release (with or without substitution of new collateral) and fail to perfect a security interest in, any collateral provided by any person; and sue, fail to sue, agree not to sue, release, and settle or compromise with, any person.

m. Except as otherwise provided herein or in any Credit, all notices and other communications required or permitted to be given to any party hereto shall be in writing or an electronic medium that is retrievable in a perceivable form and shall be deemed given when delivered by hand, electronically, by overnight courier, or when deposited in the United States mail, postage prepaid, addressed as set forth in the Application.

n. Whether or not litigation or arbitration is commenced, Applicant promises to pay all attorney fees and other costs and expenses incurred by Bank in collecting overdue amounts or construing or enforcing any provision of this Agreement or the Credit, including but not limited to reasonable attorney fees at trial, in any arbitration, appellate proceeding, proceeding under the bankruptcy code or receivership and post-judgment attorney fees incurred in enforcing any judgment.

o. If the Credit is issued pursuant to a loan agreement or other separate agreement, the terms of such other agreement shall control in the event of a conflict between the terms of this Agreement and such other agreement.

p. This Agreement is a continuing agreement and shall remain in effect until terminated, amended or replaced. This Agreement may be terminated by Applicant or Bank by giving notice of termination to the other and may be amended or replaced by a written agreement signed by Applicant and accepted by Bank; provided, however that no such termination, amendment or replacement shall alter or affect the undertaking of Applicant or Bank with respect to any Credit issued, or commitment to issue, prior to such termination, amendment or replacement.

US BANK GLOBAL TRADE WORKS                                      Revised 01/13/03

q. This Agreement, as supplemented by the laws, rules and customs incorporate herein by subpart (g) to this part, and as supplemented by the terms of the Application, if any, constitutes the entire understanding between Bank and the Applicant with respect to the matters treated herein and specifically supersedes any prior or contemporaneous oral agreements.

r. Nothing in this Agreement shall be construed as imposing any obligation on Bank to issue any Credit. Each Credit shall be issued by Bank in its sole discretion and at its sole option.

s. Bank is authorized, but not obligated, to record electronically or otherwise any telephone and other oral communications between Bank and Applicant.

t.    All terms and conditions on the attached Schedule 1, and any replacement
      Schedule 1 are hereby incorporated herein. Applicant may change the provisions of Schedule 1 by executing and delivering a new Schedule 1 to Bank.

u. In the event Applicant submits an Application or other instruction by facsimile transmission (each, a "Faxed Document"), Applicant agrees: (i) each Faxed Document shall be deemed to be an original document and shall be effective for all purposes as if it were an original; (ii) Applicant shall retain the original of any Faxed Document and shall deliver it to Bank upon request; (iii) if Applicant sends Bank a manually signed confirmation of a Faxed Document, Bank shall have no duty to compare it to the previously received Faxed Document nor shall it have any liability or duty to act should the contents of the written confirmation differ therefrom. Any manually signed confirmation of a Faxed Document must be conspicuously marked "Previously transmitted by facsimile". Bank will not be liable for issuance of duplicate letters of credit or amendments thereto that result from Bank's receipt of confirmations not so marked;
      (iv) Bank cannot effectively determine whether a particular facsimile request is valid. Therefore Applicant shall have sole responsibility for the security of using facsimile transmissions and for any authorized or unauthorized Faxed Document received by Bank, purportedly on behalf of the Applicant.

9. IMPORTANT NOTICE; ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING PREPAYMENT OF A DEBT INCLUDING VERBAL PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE.

     APPLICANT ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS AGREEMENT.

US BANK GLOBAL TRADE WORKS                                      Revised 01/13/03

APPLICANT:

_____________________________________

BY:__________________________________

TITLE:_______________________________

DATE:________________________________

U.S. BANK NATIONAL ASSOCIATION

BY:__________________________________

TITLE:_______________________________

DATE:_______________________________

US BANK GLOBAL TRADE WORKS                                      Revised 01/13/03

                                                                      SCHEDULE 1

                                  AUTHORIZATION

                     CONTINUING REIMBURSEMENT AGREEMENT FOR

                                LETTERS OF CREDIT

The provisions of this Schedule 1 are hereby incorporated into and made a part of the Continuing Reimbursement Agreement for Letters of Credit ("Agreement") executed by and between U.S. BANK NATIONAL ASSOCIATION, ("Bank') and ____________________ ("Applicant"), dated ______________________ and delivered to U.S. Bank. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

1. In addition to those authorized through U.S. Bank Global Trade Works or other electronic letter of credit application system offered by Bank, if applicable, any one of the persons whose name, title and signature appears below is authorized to give instructions to Bank and to execute and/or transmit Applications, requests for amendments, requests for extensions and other communications of any nature regarding any Credit issued by Bank for the Applicant.

            NAME               TITLE                     SIGNATURE
-------------------------   --------------------    ----------------------------

-------------------------   --------------------

-------------------------   --------------------    ----------------------------

-------------------------   --------------------

-------------------------   --------------------    ----------------------------

-------------------------   --------------------

2. In addition to those authorized through U.S. Bank Global Trade Works or other electronic letter of credit application system offered by Bank, if applicable, the following persons are entitled to waive discrepancies contained in documents presented under a Credit. (Applicant understands that upon any such waiver, Applicant is obligated to reimburse Bank to the same extent as if the documents fully complied with the terms of the Credit.):

                                                                TELEPHONE
            NAME                          TITLE                  NUMBER
------------------------------   --------------------    -----------------------

------------------------------   --------------------    -----------------------

------------------------------   --------------------    -----------------------

US BANK GLOBAL TRADE WORKS                                      Revised 01/13/03

3. Bank is instructed to automatically deduct from Account No. ____________ all amounts which become due under the Agreement. Should there be insufficient funds in this account to reimburse Bank, Bank is authorized to deduct any remaining amounts due from any of Applicant's accounts with Bank.

4. This Schedule 1 shall be effective upon receipt by the Bank. The Bank may rely on this Schedule 1 until it has been revoked in writing by the Applicant and the Bank has a reasonable opportunity to act on any such revocation.

APPLICANT:

___________________________________    U.S. BANK NATIONAL ASSOCIATION

By: _______________________________    By: __________________________________

Title: ____________________________    Title: _______________________________

Date: _____________________________    Date: ________________________________

US BANK GLOBAL TRADE WORKS                                      Revised 01/13/03

                                    EXHIBIT D

                           FORM OF NOTICE OF BORROWING

To:      U.S. Bank National Association                Date: ___________________
         Attn:  Jim Henken
         National Corporate Banking (BS-ID-CB8)
         101 S. Capitol Blvd., Suite 807
         Boise, ID  83702

Ladies and Gentlemen:

The undersigned, Albertson's, Inc. ("Borrower"), refers to the Five Year Credit Agreement dated effective as of July ____, 2004 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") between Borrower and U.S. Bank National Association ("Lender"), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to
Section 3.7 of the Credit Agreement, of the request for a Revolving Advance as specified below:

                  1. The Business Day of the requested Revolving Advance is
                  ____________________________.

                  2. The aggregate amount of the requested Revolving Advance is
                  _________________________.

                  3. The Variable Interest Rate Option chosen for this Revolving Advance is:

                  9        Lender's Prime Rate
                                    -       LIBOR - One Week
                                    -       LIBOR - One Month
                                    -       LIBOR - Three Months
                                    -       LIBOR - Six Months
                                    -       LIBOR One Month Reset Daily
                           (Applicable only to Overnight Borrowing Request for which this Rate is mandatory).

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the requested Revolving Advance before and after giving effect thereto and to the application of the proceeds therefrom:

                  a. the representations and warranties of Borrower contained in
                  Article VIII of the Credit Agreement are true and correct as though made on and as of such date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such date, and except that this notice shall be deemed instead to refer to the last day of the most recent year for which financial statements have then been delivered in respect of the representation and warranty made in Section 8.10 of the Credit Agreement;

                  b. no Default or Event of Default has occurred and is continuing, or would result from this request and the Revolving Advance;

                  c. there has occurred since the date of the last request no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                  d. after giving effect to the requested Revolving Advance, the aggregate principal amount of all outstanding Revolving Loans shall not at any time exceed the Maximum Revolving Loan Amount.

                                                 ALBERTSON'S, INC.

                                          By: _________________________________

                                          Title: ______________________________

NOTICE OF BORROWING FORM   -

                                                                       EXHIBIT E

[US BANK LOGO]

      PROMISSORY NOTE

BORROWER:  ALBERTSON'S, INC.       LENDER: U.S. BANK NATIONAL ASSOCIATION
           250 PARKCENTER BLVD.            NATIONAL CORPORATE BANKING DEPARTMENT
           BOISE, ID  83706                101 S. CAPITOL BLVD., SUITE 807
                                           BOISE, ID  83702

PRINCIPAL AMOUNT:  $100,000,000.00                 DATE OF NOTE: JULY 8, 2004

CERTAIN DEFINITIONS.

"Advance" means that portion of the Principal Amount of this Note that Borrower requests Lender to make available for Borrower's use from time to time which is then made available for Borrower by Lender.

"Business Day" means a day that commercial banks are open for business in Boise, Idaho.

""Five Year Credit Agreement" means an agreement styled "Five Year Credit Agreement" dated effective as of July 8, 2004, between Borrower and Lender, the terms of which are hereby incorporated by reference as if set forth here in full.

"Indebtedness Rating" means the long-term unsecured senior, non-credit enhanced debt rating of Borrower by Standard & Poor's Ratings Group or Moody's Investor Service Inc. (in the case of a split rating, the higher rating will apply, unless the split results in a difference of more than one rating, in which case the rating one rating below the highest rating will apply).

"New York Banking Day" means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.

"Overnight Borrowing" means a short-term loan that must be repaid by Borrower on the Business Day following the Business Day in which it is borrowed.

PROMISE TO PAY. ALBERTSON'S, INC. (REFERRED TO IN THIS NOTE AS "BORROWER") PROMISES TO PAY TO U.S. BANK NATIONAL ASSOCIATION ("LENDER"), OR ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF ONE HUNDRED MILLION & 00/100 DOLLARS ($100,000,000.00) OR SO MUCH AS MAY BE OUTSTANDING, TOGETHER WITH INTEREST ON THE UNPAID OUTSTANDING PRINCIPAL BALANCE OF EACH ADVANCE. INTEREST SHALL BE CALCULATED FROM THE DATE OF EACH ADVANCE UNTIL REPAYMENT OF EACH ADVANCE.

PAYMENT. Repayment of this Note depends upon the interest rate option chosen by Borrower. For Advances subject to the Index (as hereafter defined), Borrower will repay the Advances in one payment of all outstanding principal plus all accrued unpaid interest on July 7, 2009. In addition, Borrower will pay all accrued interest at the end of each calendar quarter, beginning with the quarter ending September 30, 2004. For Advances subject to the LIBOR Option (as hereafter defined), Borrower will repay the Advances in one payment of all outstanding principal plus all accrued interest at the maturity date of the applicable LIBOR term chosen by Borrower. In addition, if Borrower chooses a LIBOR term of six months for any Advance, Borrower will pay accrued interest at the end of the first three months of the six month LIBOR term. For Advances for Overnight Borrowings which are subject to the One Month LIBOR Rate (as hereafter defined), Borrower will repay the Advances in one payment of all outstanding principal plus all accrued interest on the next succeeding Business Day following the Business Day on which the Advance was made. For advances to which the Index (as defined below) applies, the annual interest rate for this Note is computed on 365/366 basis; that is, by applying the ratio of the annual interest rate over an actual year of 365 or 366 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. For advances to which the LIBOR Option (as defined below) applies, interest shall be computed on the basis of a year of 360 days. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

RATE OPTIONS. Borrower shall have a choice of the following interest rate options. If Borrower fails to select an Interest Rate Option, the interest rate shall be at an interest rate of 0.00 percentage points over the Index described in the paragraph entitled "VARIABLE INTEREST RATE" described below.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Lender's "Prime Rate" (the "Index"). This is the rate of interest which Lender from time to time establishes as its Prime Rate and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrowers. The interest rate shall be adjusted without notice effective on the day Lender's Prime Rate changes. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. THE INTEREST RATE TO BE APPLIED TO THE UNPAID PRINCIPAL BALANCE OF THIS NOTE WILL BE AT A RATE EQUAL TO THE INDEX. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

LIBOR TERM INTEREST RATE OPTION. As an alternative to the Index, Borrower may upon two (2) New York Banking Days prior notice, request an alternative interest rate on all or part of the principal balance of this Note (excluding Overnight Borrowings as hereafter set forth) for terms of one week or one, three or six months at a per annum rate of interest equal to the asking price per annum for U.S. Dollar denominated deposits in the London, England interbank market as such price is presented to Lender by Dow, Jones & Company through Page 3750 of its Dow, Jones Telerate, Inc. subsidiary or a similar quote reporting service ("LIBOR") plus a percentage dependent upon Borrower's Indebtedness Rating at the time of Advance, as follows:

                                                                                                                  LESS THAN
INDEBTEDNESS RATINGS            A- / A1               BBB+ / Baa1        BORROWER/Baa2         BBB- / Baa3       BBB- / Baa3
--------------------            -------               -----------        -------------         -----------       -----------
    PERCENTAGE                   .285%                  .380%                .475%                .800%             1.125%

(the "LIBOR Option"). Unless Borrower specifically requests a LIBOR Option, interest will accrue at the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Interest shall be due and payable on the maturity date of each individual LIBOR Option period. No LIBOR Option term shall extend beyond July 7, 2009.

OVERNIGHT BORROWING INTEREST RATE OPTION. As an alternative to the Index, Borrower may request an Advance of up to $100,000,000 of the Principal Amount of this Note for Overnight Borrowing (except to the extent that the amount requested or some portion thereof has already been borrowed and has not yet been repaid) on which the applicable interest rate shall be at a per annum fixed rate of interest based on the One Month LIBOR Rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, plus a percentage dependent upon Borrower's Indebtedness Rating at the time of the Overnight Borrowing as follows:

                                                                                                                  LESS THAN
INDEBTEDNESS RATINGS            A- / A1             BBB+ / Baa1              BBB/Baa2            BBB- / Baa3     BBB- / Baa3
--------------------            -------             -----------              --------            -----------     -----------
     PERCENTAGE                  .285%                 .380%                   .475%                .800%          1.125%

(the "Overnight Borrowing Interest Rate Option"). The One Month LIBOR Rate shall be communicated to Lender by Dow, Jones & Company through Page 3750 of its Dow, Jones Telerate, Inc. subsidiary, or a similar quote reporting service. Interest accruing under the Overnight Borrowing Interest Rate Option shall be calculated on the basis of a year of 360 days.

PROMISSORY NOTE                                                           Page 1

PREPAYMENT. Borrower may prepay any amounts due hereunder without premium EXCEPT that Borrower shall reimburse Lender for and hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of the prepayment of any Advance subject to the LIBOR Option on a day that is not the last day of the relevant LIBOR term.

DEFAULT. Borrower will be in default upon the occurrence of any of the Events of Default which are described in the Five Year Credit Agreement.

LENDER'S RIGHTS. Upon default, Lender may exercise any and all of the remedies set forth in the Five Year Credit Agreement.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided on this paragraph.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested in accordance with the Five Year Credit Agreement, and Advances borrowed may be repaid and reborrowed. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower is in default under the terms of this Note or any agreement that Borrower has with Lender, including the Five Year Credit Agreement; (b) Borrower ceases doing business or is insolvent; (c) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

LATE CHARGE. If a payment is 15 days or more past due, Borrower will be charged a late charge of 5% of the delinquent payment.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower, to the extent allowed by law, waives presentment, demand for payment, protest and notice of dishonor.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

ALBERTSON'S, INC.

PROMISSORY NOTE                                                           Page 2

By:___________________________________

Title: _______________________________

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:___________________________________

Title: _______________________________

PROMISSORY NOTE                                                           Page 3

                                    EXHIBIT F

                              FORM OF LEGAL OPINION

To:      U.S. Bank National Association
         Attn:  Mr. Jim Henken
         National Corporate Banking
         101 S. Capitol Blvd., Suite 807
         Boise, ID  83702

                                RE: ALBERTSON'S, INC.

Ladies and Gentlemen:

         I have acted as counsel for Albertson's, Inc. (the "Company") in connection with the Five Year Credit Agreement dated effective as of July 1, 2004 (the "Credit Agreement") between the Company and U.S. Bank National Association ("U.S. Bank").

         This opinion is being delivered to you pursuant to Section 7.1(d) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Loan Documents and such other documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         In my examination I have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authority of all persons signing each of the documents on behalf of the parties thereto (other than the Company), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which I did not independently establish or verity, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others, and factual representations contained in the Loan Documents.

         I am a member of the Bar of the State of Missouri, and I express no opinion as to the laws of any jurisdiction, or the effect of any such laws on the opinions herein stated, other than (i) the General Corporation Law of the State of Delaware (the "Delaware Statute") with respect to the opinions set forth in paragraph 1 hereof, and (ii) the federal laws of the United States of America to the extent specifically referred to herein.

         Upon the basis of the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the Delaware Statutes, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is qualified as a foreign corporation and is in good standing in the State of Idaho.

         2. The execution, delivery and performance by the Company of the Loan Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         3. The Loan Documents have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, in each case enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         4. Except as disclosed in the Company's most recent Form 10-K or other information provided to U.S. Bank pursuant to the Credit Agreement, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely effect the business, consolidated financial position or consolidated reports of operations of the Company and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Loan Documents.

         5. The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         This opinion is being furnished only to you solely for your benefit in connection with the Credit Agreement and is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without my prior express written consent; provided, U.S. Bank may deliver a copy to its legal counsel in connection with the Credit Agreement, to any prospective Assignee or Participant and its legal counsel, any Assignee or Participant shall be entitled to rely hereon, it being understood that this opinion is rendered only as of the date hereof.

Very truly yours,